Exhibit 10.25

PROTOTYPE
DEFINED CONTRIBUTION
PLAN & TRUST
DOCUMENT No. 01

PROTOTYPE DEFINED CONTRIBUTION PLAN

DOCUMENT #01

ARTICLE I
PURPOSE

1.01
Purpose: The Employer whose name and signature appear on the Adoption Agreement hereby adopts a defined contribution plan in the form of this Prototype Defined Contribution Plan and Trust, as modified by the information provided and selections made in the Adoption Agreement.

1.02	Exclusive Benefit: The corpus or income of the trust may not be diverted to or used for other than the exclusive benefit of the Participants and their Beneficiaries.

ARTICLE II
ELIGIBILITY AND PARTICIPATION

2.01
Service: Service will be computed on the basis designated by the Employer in the Adoption Agreement or specified in Section 11.03. Except where specifically excluded under this Article II, all of an Employee’s Years of Service will be taken into account for purposes of eligibility, including (a) Years of Service for employment with an employer required to be aggregated with the Employer under Section 414(b), (c), (m), or (o) of the Code; (b) Years of Service for an employee required under Section 414(n) or 414(o) of the Code to be considered an employee of any employer aggregated with the Employer under Section 414(b), (c), or (m) of the Code; (c) Years of Service with the predecessor Employer, if the Adoption Agreement allows and the Employer so specifies; and (d) Years of Service with the predecessor employer during the time a qualified plan was maintained, if the Adoption Agreement allows and the Employer so specifies. If the Employer maintains the Plan of a predecessor Employer, service with such Employer will be treated as service for the Employer.

2.02	Eligibility Computation Periods:

(a)
Hours of Service Method - If the Employer has specified in the Adoption Agreement that service will be credited on the basis of hours, days, weeks, semi-monthly payroll periods, or months, the initial eligibility computation period is the 12-consecutive month period beginning on the date the Employee first performs an Hour of Service for the Employer (“Employment Commencement Date”). Pursuant to the Employer’s election in the Adoption Agreement, the succeeding 12-consecutive month periods shall commence with either:

(1)	the first anniversary of the Employee’s Employment Commencement Date; or

(2)
the first Plan Year which commences prior to the first anniversary of the Employee’s Employment Commencement Date regardless of whether the Employee is entitled to be credited with 1,000 Hours of Service (or any lesser number specified by the Employer in the Adoption Agreement) during the initial eligibility computation period. An employee who is credited with 1,000 Hours of Service (or such lesser number specified by the Employer in the Adoption Agreement) in both the initial eligibility computation period and the first Plan Year which commences prior to the first anniversary of the Employee’s initial eligibility computation period will be credited with two Years of Service for purposes of eligibility to participate.

(b)
Elapsed Time Method - If the Employer has specified in the Adoption Agreement (or if the Adoption Agreement default is) that service will be credited under the elapsed time method, an Employee will receive credit for the aggregate of all time periods commencing with the Employee’s first day of employment or reemployment and ending on the date a Break in Service begins. The first day of employment or reemployment is the first day an Employee performs an Hour of Service. An Employee shall also receive credit for any Period of Severance of less than twelve consecutive months. Fractional periods of a year will be expressed in terms of days. For purposes of this paragraph, Hour of Service shall mean each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer.

2.03	Use of Computation Periods: Years of Service and Breaks in Service shall be measured on the same eligibility computation period.

2.04
Eligibility Break in Service: In the case of any Participant who has a 1-year Break in Service, years of eligibility service before such break will not be taken into account until the Employee has completed a Year of Service after returning to employment. Pursuant to the Employer’s election in the Adoption Agreement, such Year of Service will be measured by the 12-consecutive month period beginning on an Employee’s reemployment commencement date and, if necessary, either: (a) subsequent 12-consecutive month periods beginning on anniversaries of the reemployment commencement date; or (b) Plan Years beginning with the Plan Year which includes the first anniversary of the reemployment commencement date. The reemployment commencement date is the first day on which the Employee is credited with an Hour of Service for the performance of duties after the first eligibility computation period in which the Employee incurs a one year Break in Service. If a Participant completes a Year of Service in accordance with this provision, his or her participation will be reinstated as of the reemployment commencement date. This paragraph shall only apply if the Employer has adopted a nonstandardized plan by completing Adoption Agreement #01005 or #01006.

2.05
Entry into Plan: Each Employee who is a member of an eligible class of employees specified in the Adoption Agreement or Section 11.03 will participate on the Entry Date selected by the Employer in the Adoption Agreement after such Employee has met the minimum age and service requirements, if any, in the Adoption Agreement or Section 11.03.

2.06
Participation upon Return to Eligible Class: In the event a Participant is no longer a member of an eligible class of employees and becomes ineligible to participate but has not incurred a Break in Service, such Employee will participate immediately upon returning to an eligible class of employees. If such Participant incurs a Break in Service, eligibility will be determined under the Break in Service rules of the Plan.

In the event an Employee who is not a member of an eligible class of employees becomes a member of an eligible class, such Employee will participate immediately if such Employee has satisfied the minimum age and service requirements and would have otherwise previously become a Participant.

2.07
Participation During an Authorized Leave of Absence: All contributions on behalf of the Participant shall be suspended, but membership in the Plan shall be deemed to be continuous, unless otherwise terminated, for the period of any Authorized Leave of Absence, provided that the Employee returns to work for the Employer upon completion of such Authorized Leave of Absence.

2.08	Eligibility upon Reemployment:

(a)
A former Participant will become a Participant immediately upon returning to the employ of the Employer if such former Participant had a nonforfeitable right to all or a portion of his accrued benefit attributable to Employer Contributions at the time of termination from service.

(b)
For a former Participant who did not have a nonforfeitable right to any portion of his accrued benefit attributable to Employer Contributions or for a former Employee (other than an Employee required to complete more than one Year of Service in order to become eligible to participate in the Plan) who had not yet become a Participant at the time of termination from service, the Participant’s Years of Service prior to the Break(s) in Service will be disregarded if the number of consecutive 1-year Breaks in Service equal or exceed the greater of five (5) or the aggregate number of Years of Service before such Breaks in Service.

(c)
If an Employee is required to complete more than one Year of Service in order to become eligible to participate in the Plan, and such an Employee incurs a 1-year Break in Service before satisfying the Plan’s eligibility requirements, service prior to such 1-year Break in Service shall not be taken into account in the determination of the Employee’s eligibility to participate in the Plan upon reemployment.

(d)	A former Participant whose Years of Service before termination from service cannot be disregarded pursuant to Section 2.08(b) shall participate immediately upon reemployment.

(e)
A former Employee who had met the eligibility requirements specified in the Adoption Agreement before termination from service but who had not become a Participant and whose Years of Service before termination from service cannot be disregarded pursuant to Section 2.08(b) will become a Participant as of the later of:

(1)	his date of reemployment; or

(2)	the Entry Date next following his date of termination from service.

(f)
A former Employee (including a former Participant) whose Years of Service before termination from service can be disregarded pursuant to Section 2.08(b) will be treated as a new Employee for eligibility purposes and will be eligible to participate once he has met the requirements under the Plan following his most recent date of employment.

(g)
If the plan includes a 401(k) arrangement, and if any Participant becomes a former Participant due to termination of employment or an eligible Employee who has met the eligibility requirements of Section 2.05 terminates employment, and is reemployed by the Employer after a 1-Year Break in Service has occurred, the former Participant or the eligible Employee who has met the eligibility requirements of Section 2.05 shall become a Participant in the 401(k) plan as of the date of reemployment.

ARTICLE III
EMPLOYER CONTRIBUTIONS

3.01	Employer Profit-Sharing Contributions: If the Adoption Agreement provides that the Plan is a profit-sharing plan:

(a)	the Employer Contributions shall be an amount, if any, determined annually in the sole discretion of the Employer.

(b)	Unless otherwise elected by the Employer in the Adoption Agreement, all Employer Contributions shall be made out of current or accumulated net profits of the Employer.

(c)	Employer Contributions will be allocated pursuant to Section 3.03 (if the Plan is not integrated with social security) or Section 3.04 (if the Plan is integrated with social security).

3.02
Employer Money Purchase Contributions: If the Adoption Agreement provides that the Plan is a money purchase plan, the Employer Contribution for each Participant shall be an amount computed using the dollar amount or other formula specified in the Adoption Agreement. If the Plan is integrated with social security, then Section 3.05 below shall also be applicable. However, such amount computed with respect to any Participant shall not exceed the amount set forth in Section 415(c)(1)(A) of the Code, as adjusted in accordance with Section 415(d) of the Code, as in effect on the last day of the Limitation Year.

3.03
Allocation of Employer Profit-Sharing Contributions - Non-integrated: Employer Contributions for the Plan Year plus any forfeitures shall be allocated to the Participant’s Accounts in the ratio that each Participant’s Compensation for the Plan Year bears to the total Compensation of all Participants for that year.

3.04	Allocation of Employer Profit-Sharing Contributions - Integrated:

(a)
Top-Heavy Allocation - For years in which the Employer maintains a Top-Heavy Plan, and subject to the Overall Permitted Disparity Limits, Employer Contributions for the Plan Year plus any forfeitures, if elected by the Employer in the Adoption Agreement, will be allocated to Participants’ accounts in the following manner:

STEP 1:
Contributions and forfeitures will be allocated to each Participant’s account in the ratio that each Participant’s total Compensation bears to all Participants’ total Compensation, but not in excess of 3% of each Participant’s Compensation.

STEP 2:
Any contributions and forfeitures remaining after the allocation in Step One will be allocated to each Participant’s account in the ratio that each Participant’s Compensation for the Plan Year in excess of the Integration Level bears to the excess Compensation of all Participants, but not in excess of 3% of each Participant’s Compensation. For purposes of this Step Two, in the case of any Participant who has exceeded the cumulative permitted disparity limit described below, such Participant’s total Compensation for the Plan Year will be taken into account.

STEP 3:
Any contributions and forfeitures remaining after the allocation in Step Two will be allocated to each Participant’s account in the ratio that the sum of each Participant’s total Compensation and Compensation in excess of the Integration Level bears to the sum of all Participants’ total Compensation and Compensation in excess of the Integration Level, but not in excess of the Excess Contribution Percentage which may not exceed the Profit-Sharing Maximum Disparity Rate. For purposes of this Step Three, in the case of any Participant who has exceeded the cumulative permitted disparity limit described below, two times such Participant’s total Compensation for the Plan Year will be taken into account.

STEP 4:
Any remaining Employer Contributions or forfeitures will be allocated to each Participant’s account in the ratio that each Participant’s Compensation for the Plan Year bears to the total Compensation of all Participants for that year.

(b)
Non-Top-Heavy Allocation - For years in which the Employer does not maintain a Top-Heavy Plan, and subject to the Overall Permitted Disparity Limits, Employer Contributions for the Plan Year plus any forfeitures, if elected by the Employer in the Adoption Agreement, will be allocated to Participants’ accounts in the following manner:

STEP 1:
Contributions and forfeitures will be allocated to each Participant’s account in the ratio that the sum of each Participant’s total Compensation and Compensation in excess of the Integration Level bears to the sum of all Participants’ total Compensation and Compensation in excess of the Integration Level, but not in excess of the Excess Contribution Percentage which may not exceed the Profit-Sharing Maximum Disparity Rate. For purposes of this Step Three, in the case of any Participant who has exceeded the cumulative permitted disparity limit described below, two times such Participant’s total Compensation for the Plan Year will be taken into account.

STEP 2:
Any remaining Employer Contributions or forfeitures will be allocated to each Participant’s account in the ratio that each Participant’s Compensation for the Plan Year bears to the total Compensation of all Participants for that year.

(c)
The Integration Level shall be equal to the Taxable Wage Base or such lesser amount elected by the Employer in the Adoption Agreement. The Taxable Wage Base is the contribution and benefit base in effect under Section 230 of the Social Security Act as of the beginning of the Plan Year.

(d)	Compensation shall mean Compensation as defined in Section 14.39 of the Plan.

(e)	The Profit-Sharing Maximum Disparity Rate shall be the lesser of:

(1)	2.7% for years in which the Plan is Top-Heavy and 5.7% for years in which the Plan is not Top-Heavy; or

(2)	The applicable percentage determined in accordance with the table below:

If the Integration Level is more than	But not more than	For Top-Heavy Years the applicable percentage is:	For Non-Top-Heavy Years the applicable percentage is:
$0	X*	2.7%	5.7%
X* of TWB	80% of TWB	1.3%	4.3%
80% of TWB	Y**	2.4%	5.4%

*X = the greater of $10,000 or 20% of the TWB.
**Y = any amount more than 80% of the TWB but less than 100% of the TWB.

If the Integration Level used is equal to the Taxable Wage Base (TWB), the applicable percentage is 2.7% for years in which the Plan is Top-Heavy and 5.7% for years in which the Plan is not Top-Heavy.

(f)	Excess Contribution Percentage is the percentage of compensation contributed for each Participant on such Participant’s Compensation in excess of the Integration Level.

(g)	Overall Permitted Disparity Limits:

(1)
Annual Overall Permitted Disparity Limit: Notwithstanding the preceding paragraphs, for any Plan Year this Plan benefits any Participant who benefits under another qualified plan or simplified employee pension, as defined in Section 408(k) of the Code, maintained by the Employer that provides for permitted disparity (or imputes disparity) Employer Contributions and forfeitures will be allocated to the account of each Participant who either completes more than 500 hours (or such lesser number as provided in the Adoption Agreement; or for a Plan where the Elapsed Time Method is being used, completion of 3 consecutive calendar months is required) of service during the Plan Year or who is employed on the last day of the Plan Year in the ratio that such Participant’s total Compensation bears to the total Compensation of all Participants.

(2)
Cumulative Permitted Disparity Limit: Effective for Plan Years beginning on or after January 1, 1995, the Cumulative Permitted Disparity Limit for a Participant is 35 total cumulative permitted disparity years. Total cumulative permitted years means the number of years credited to the Participant for allocation or accrual purposes under this Plan, any other qualified plan or simplified employee pension plan (whether or not terminated) ever maintained by the employer. For purposes of determining the Participant’s Cumulative Permitted Disparity Limit, all years ending in the same calendar year are treated as the same year. If the participant has not benefited under a defined benefit or target benefit plan for any year beginning on or after January 1, 1994, the Participant has no cumulative disparity limit.

3.05	Employer Money Purchase Contribution - Integrated:

(a)
Top-Heavy Plans - For years in which the Employer maintains a Top-Heavy Plan, the Employer will contribute an amount equal to the Base Contribution Percentage specified in the Adoption Agreement (but not less than 3%) of each Participant’s Compensation (as defined in Section 14.39 of the Plan) for the Plan Year, up to the Integration Level, plus the Excess Contribution Percentage specified in the Adoption Agreement (not less than 3% and not to exceed the Base Contribution Percentage by more than the lesser of: (1) the Base Contribution Percentage, or (2) the Money Purchase Maximum Disparity Rate of such Participant’s Compensation in excess of the Integration Level.

(b)
Non-Top-Heavy Plans - For years in which the Employer does not maintain a Top-Heavy Plan, the Employer will contribute an amount equal to the Base Contribution Percentage selected in the Adoption Agreement of each Participant’s Compensation (as defined in Section 14.39 of the Plan) for the Plan Year, up to the Integration Level plus the Excess Contribution Percentage specified in the Adoption Agreement (not to exceed the Base Contribution Percentage by more than the lesser of: (1) the Base Contribution Percentage, or (2) the Money Purchase Disparity Rate of such Participant’s Compensation in excess of the Integration Level.

(c)
The Integration Level shall be equal to the Taxable Wage Base or such lesser amount elected by the Employer in the Adoption Agreement. The Taxable Wage Base is the maximum amount of earnings that may be considered wages for a year under Section 3121(a)(1) of the Code in effect as of the beginning of the Plan Year.

(d)	The Money Purchase Maximum Disparity Rate is equal to the lesser of:

(1)	5.7%, or

(2)	The applicable percentage determined in accordance with the table below:

If the Integration Level is more than	But not more than	the applicable percentage is:
$0	X*	5.7%
X* of TWB	80% of TWB	4.3%
80% of TWB	Y**	5.4%

*X = the greater of $10,000 or 20% of the TWB.
**Y = any amount more than 80% of the TWB but less than 100% of the TWB.

If the Integration Level used is equal to the Taxable Wage Base (TWB), the applicable percentage is 5.7%.

(e)	Overall Permitted Disparity Limit:

(1)
Annual Overall Permitted Disparity Limit: Notwithstanding the preceding paragraph, for any Plan Year this Plan benefits any Participant who benefits under another qualified plan or simplified employee pension, as defined in Section 408(k) of the Code, maintained by the Employer that provides for permitted disparity (or imputes disparity), the Employer will contribute for each Participant who either completes more than 500 hours of service during the Plan Year or is employed on the last day of the Plan Year an amount equal to the excess contribution percentage multiplied by the Participant’s total Compensation.

(2)
Cumulative Permitted Disparity Limit: Effective for Plan Years beginning on or after January 1, 1995, the Cumulative Permitted Disparity Limit for a Participant is 35 total cumulative permitted disparity years. Total cumulative permitted years means the number of years credited to the Participant for allocation or accrual purposes under this Plan, any other qualified plan or simplified employee pension plan (whether or not terminated) ever maintained by the Employer. For purposes of determining the Participant’s Cumulative Permitted Disparity Limit, all years ending in the same calendar year are treated as the same year. If the Participant has not benefited under a defined benefit or target benefit plan for any year beginning on or after January 1, 1994, the Participant has no cumulative disparity limit.

(f)	The allocation of the Employer Money Purchase contributions under this Section 3.05 may include forfeitures, if elected by the Employer in the Adoption Agreement.

3.06
Timing of Employer Contributions: For purposes of this Article III, any Employer Contributions to the Plan for a given Plan Year made after the close of the Plan Year but by the due date of the Employer’s federal income tax return, including extensions, will be considered to have been made on the last Valuation Date of such Plan Year. All contributions must be made in cash unless otherwise permitted by the Code and the regulations thereunder and agreed to by the Trustee or Custodian.

3.07	Correction of Allocations:

(a)
In the event that the Plan Administrator learns that allocations have not been made on behalf of an Employee for whom an allocation should have been made pursuant to the terms of this Plan, the Participant’s account for such Employee shall be restored to its proper balance as soon as is reasonably possible. Restoration may be accomplished by allocating to the account, amounts necessary to restore the account from the following sources:

(1)	First, from forfeitures for the Plan Year in which the account is restored;

(2)	Next, from Employer Contributions for the Plan Year in which the account is restored.

(3)	Finally, from additional Employer Contributions.

(b)
In the event that the Plan Administrator learns that contributions or allocations have been made on behalf of an Employee for whom allocations should not have been made pursuant to the terms of the Plan, and if such contributions were made pursuant to a mistake of fact, such contributions shall be returned to the Employer within one year of the contributions. Earnings attributable to the mistaken contribution shall not be returned to the Employer, but losses attributable to the mistaken contribution shall reduce the amount to be returned to the Employer.

3.08
Special Nondiscrimination Allocation: With respect only to nonstandardized plans and notwithstanding any provision of the Plan or Adoption Agreement to the contrary, for Plan Years beginning after December 31, 1989, if the Plan would otherwise fail to satisfy the requirements of Section 410(b)(1) (A) and (B) of the Code and the regulations thereunder because the Plan fails to satisfy the ratio percentage tests described in Section 410(b)(1) of the Code as of the last day of any such Plan Year, an additional contribution shall be made by the Employer and shall be allocated to the Employer Accounts of affected Participants subject to the following provisions. The ratio percentage test is satisfied if on the last day of the Plan Year, taking into account all employees or former employees who were employed by the Employer on any day during the Plan Year, either the Plan benefits at least 70 percent of Employees who are not Highly Compensated Employees or the Plan benefits a percentage of Employees who are not Highly Compensated Employees which is at least 70 percent of the percentage of Highly Compensated Employees, benefiting under the Plan.

(a)
The Participants eligible to share in the allocation of the Employer’s contribution shall be expanded to include the minimum number of Participants who are not otherwise eligible to the extent necessary to satisfy the applicable test under the relevant Section of the Code. The specific Participants who shall become eligible are those Participants who are actively employed on the last day of the Plan Year who have completed the greatest number of Hours of Service during the Plan Year.

(b)
If the applicable test is still not satisfied, the Participants eligible to share in the allocation shall be further expanded to include the minimum number of Participants who are not employed on the last day of the Plan Year as are necessary to satisfy the applicable test. The specific Participants who shall become eligible are those Participants who have completed the greatest number of Hours of Service during the Plan Year.

(c)
A Participant’s accrued benefit shall not be reduced by any reallocation of amounts that have previously been allocated. To the extent necessary, the Employer shall make an additional contribution equal to the amount such affected Participants would have received if they had originally shared in the allocations without regard to the deductibility of the contribution. Any adjustment to the allocations pursuant to this paragraph shall be considered a retroactive amendment adopted by the last day of the Plan Year.

3.09
Uniform Points Allocation Formula: With respect only to nonstandardized plans and if elected in the Adoption Agreement, the Employer shall allocate contributions and forfeitures, pursuant to the Uniform Points Allocation Formula selected.

3.10	Contribution Allocation for Davis-Bacon Act Plans: If so elected in the Adoption Agreement, the following special rules shall apply:

(a)
Prevailing Wage Employee shall mean any person employed by the Employer who is working on a public construction project that is subject to the Davis-Bacon Act (40 U.S.C. Section 276(a) et. seq.) or any similar federal, state, local or municipal statute that requires the Employer to pay its employees on that project at wage rates not less than those determined to be prevailing wage rates in the geographical area where that project is located.

(b)
Notwithstanding any provision of the Plan to the contrary, each year that a Prevailing Wage Employee is eligible to share in contributions, the Employer will contribute to the Plan an amount equal to the balance of the prevailing wage and fringe benefit payment for health and welfare as set forth on the Secretary of Labor’s Register of Wage Determinations under the Davis-Bacon Act or any similar federal, state, local or municipal statute that requires the Employer to pay its Employees on that project at wage rates not less than those determined to be prevailing wage rates in the geographical area where that project is located, as in effect for the particular contract under which the Prevailing Wage Employee is performing services after deducting the amount of wages, if so permitted under such statute, and the cost of providing health and welfare and/or fringe benefits including any differential payments. The annual amount of such contribution shall be an amount contributed for each hour a Participant works which corresponds to the Participant’s job classification and the construction project where the work was performed. The total contributions for any Participant for any Plan Year will not exceed 25% of that Participant’s Compensation for that Plan Year. Such allocation shall be described in the Adoption Agreement.

ARTICLE IV
EMPLOYEE CONTRIBUTIONS

4.01
Rollover and Transfer Contributions: If so elected in the Adoption Agreement, the Plan may accept rollover and/or transfer contributions. Such Rollover and/or transfer may be made by an Employee who has not become a Participant under the Plan, if elected by the Employer in the Adoption Agreement. The Plan Administrator may require written documentation that such rollover and/or transfer would qualify as an allowable transfer or rollover contribution by the Participant. Such rollover and transfer contributions shall be made without regard to the limitations specified in Section 14.41 of the Plan.

4.02	Employee Nondeductible Contributions:

(a)
If elected in the Adoption Agreement, this Plan will accept Employee Nondeductible Contributions and/or Employee Mandatory Contributions. Employee Nondeductible Contributions for Plan Years beginning after December 31, 1986, together with any matching contributions as defined in Section 401(m) of the Code, will be limited so as to meet the nondiscrimination test of Section 401(m).

(b)	If this Plan accepts Employee Nondeductible Contributions for any Plan Year, one of the following provisions must be adopted uniformly by the Plan Administrator for such Plan Years:

(1)	A separate account or separate accounting will be maintained by the Trustee for the Employee Nondeductible and/or Mandatory Contributions of each Participant; or

(2)
The account balance derived from Employee Nondeductible and/or Mandatory Contributions is the Employee’s total account balance multiplied by a fraction, the numerator of which is the total amount of Employee Nondeductible Contributions less withdrawals and the denominator of which is the sum of the numerator and the total contributions made by the Employer on behalf of the Employee less withdrawals. For this purpose, contributions include contributed amounts used to provide ancillary benefits and withdrawals include only amounts distributed to the Employee and do not reflect the cost of any death benefits.

(c)	Employee Nondeductible and/or Mandatory Contributions and earnings thereon will be nonforfeitable at all times.

(d)	The amount and any limitations for Employee Nondeductible and/or Mandatory Contributions shall be disclosed prior to the Employee’s Entry Date.

4.03
Deductible Voluntary Employee Contributions: The Plan Administrator will not accept deductible employee contributions which are made for a taxable year beginning after December 31, 1986. Contributions made prior to that date will be maintained in a separate account which will be nonforfeitable at all times. The account will share in the gains and losses under the Plan in the same manner as described in the Trust/Custodial Agreement. No part of the deductible voluntary contribution account will be used to purchase life insurance. Subject to Article IX, Joint and Survivor Annuity requirements (if applicable), the Participant may withdraw any part of the deductible voluntary contribution account by making a written application to the Plan Administrator.

ARTICLE V
VESTING AND FORFEITURES

5.01	Vested Account Balances:

(a)
A Participant’s accounts consisting of Employee Nondeductible Contributions, rollover/transfer contributions, and deductible employee contributions, as adjusted for any earnings and losses, shall be fully vested and nonforfeitable at all times.

(b)
A Participant’s vested interest in his or her Employer Contribution Account shall be determined according to the vesting schedule specified in the Adoption Agreement or in Section 11.03. Notwithstanding any such vesting schedule, a Participant’s Employer Contribution Account shall be fully vested at Disability, Death and at Normal or Early Retirement Age.

5.02	Vesting at Termination:

(a)
When a Participant’s employment is terminated for any reason, the vested interest in his or her Participant’s accounts shall be determined pursuant to Section 5.01. The Participant’s vested interest in such accounts will become distributable in accordance with Article X. Any unvested amount will become a “Forfeiture”, and will be allocated pursuant to Section 5.07.

(b)
If a Participant terminates employment and elects to receive less than his or her entire vested interest in the Plan (pursuant to Section 5.04(b)) derived from Employer contributions, the part of the nonvested portion that will be a Forfeiture is the total nonvested portion multiplied by a fraction, the numerator of which is the amount of the distribution attributable to Employer Contributions and the denominator of which is the total value of the vested interest on the Participant’s Employer Contribution Account.

5.03	Computation of Vested Account Balance:

(a)
Service will be computed on the basis designated by the Employer in the Adoption Agreement or specified in Section 11.03. Except where specifically excluded under this Article V, all of the Employee’s Years of Service will be taken into account for purposes of vesting, including (1) Years of Service for employment with an employer required to be aggregated with the Employer under Section 414(b), (c), (m), or (o) of the Code; (2) Years of Service for an employee required under Section 414(n) or 414(o) of the Code to be considered any employee of any employer aggregated with the Employer under Section 414(b), (c), or (m) of the Code; (3) Years of Service with the predecessor Employer, if the Adoption Agreement allows and the Employer so specifies; and (4) Years of Service with the predecessor employer during the time a qualified plan was maintained, if the Adoption Agreement allows and the Employer so specifies.

(b)	The Employer shall designate in the Adoption Agreement the period described in either (1) or (2) below as the Vesting Computation Period:

(1)	For purposes of computing the Employee’s nonforfeitable right to the account balance derived from Employer Contributions, Years of Service and Breaks in Service will be measured by the Plan Year.

(2)
For purposes of determining Years of Service and Breaks in Service for purposes of computing an Employee’s nonforfeitable right to the account balance derived from Employer Contributions, the 12-consecutive month period will commence on the date the Employee first performs an Hour of Service and each subsequent 12-consecutive month period will commence on the anniversary of such date.

(c)
In the case of a Participant who has incurred a 1-year Break in Service, Years of Service before such break will not be taken into account until the Participant has completed a Year of Service after such Break in Service.

5.04	Distributions and Deemed Distributions:

(a)
If an Employee terminates service, and the value of the Employee’s vested account balance derived from Employer and Employee Contributions is not greater than $5,000, the Employee will receive a distribution of the value of the entire vested portion of such account balance and the nonvested portion will be treated as a forfeiture. If an Employee would have received a distribution under the preceding sentence but for the fact that the Employee’s vested account balance exceeded $5,000 when the Employee terminated service and if at a later time such account balance is reduced such that it is not greater than $5,000, the Employee will receive a distribution of such account balance and the nonvested portion will be treated as a forfeiture. For purposes of this Section, if the value of an Employee’s vested account balance is zero, the Employee shall be deemed to have received a distribution of such vested account balance. A Participant’s vested account balance shall not include accumulated deductible employee contributions within the meaning of Section 72(o)(5)(B) of the Code for Plan Years beginning prior to January 1, 1989.

(b)
If an Employee terminates service, and elects, in accordance with the requirements of Section 10.03, to receive the value of the Employee’s vested account balance, the nonvested portion will be treated as a Forfeiture. If the Employee elects to have distributed less than the entire vested portion of the account balance derived from Employer Contributions, the part of the nonvested portion that will be treated as a Forfeiture is the total nonvested portion multiplied by a fraction, the numerator of which is the amount of the distribution attributable to Employer Contributions and the denominator of which is the total value of the vested Employer derived account balance.

(c)
If Forfeitures are delayed pursuant to Section 5.07(d) of the Plan, and a distribution is made at a time when a Participant has a nonforfeitable right to less than 100 percent of the account balance derived from Employer Contributions and the Participant may increase the nonforfeitable percentage in the account:

(1)	A separate account will be established for the Participant’s interest in the Plan as of the time of the distribution, and

(2)	At any relevant time the Participant’s nonforfeitable portion of the separate account will be equal to an amount (“X”) determined by the formula:

X=P(AB +(R X D)) - (R X D)

For purposes of applying the formula: P is the nonforfeitable percentage at the relevant time, AB is the account balance at the relevant time, D is the amount of the distribution, and R is the ratio of the account balance at the relevant time to the account balance after distribution.

5.05	Buyback Provisions:

(a)
If a former Participant is reemployed by the Employer before the former Participant incurs five consecutive 1-year Breaks in Service, and such former Participant has received a distribution of all or any portion of the vested amount in his account derived from Employer Contributions prior to his reemployment, any forfeited amounts shall be restored to the amount on the date of distribution if he repays the full amount distributed to him, other than his Employee Nondeductible Contributions and his rollover and transfer contributions, before the earlier of 5 years after the first date on which the Participant is subsequently reemployed by the Employer, or the date the Participant incurs five consecutive 1-year Breaks in Service after the date of the distribution.

(b)
If a former Participant is reemployed by the Employer before the former Participant incurs five consecutive 1-year Breaks in Service, and such former Participant was deemed to have received a distribution of the entire vested amount in his account prior to his reemployment, he shall be deemed to have repaid the amount of the deemed distribution, and any amounts forfeited on the date of deemed distribution shall be restored.

5.06
Vesting for Pre-Break and Post-Break Account: In the case of a Participant who has 5 or more consecutive 1-year Breaks in Service, all service after such Breaks in Service will be disregarded for the purpose of vesting the employer-derived account balance that accrued before such Breaks in Service. Such Participant’s pre-break service will count in vesting the post-break employer-derived account balance only if either:

(a)	such Participant has any nonforfeitable interest in the account balance attributable to Employer Contributions at the time of separation from service; or

(b)	upon returning to service, the number of consecutive 1-year Breaks in Service is less than the number of Years of Service.

Separate accounts will be maintained for the Participant’s pre-break and post-break employer derived account balance. Both accounts will share in the earnings and losses of the fund.

5.07	Treatment and Allocations of Forfeitures:

(a)	Pursuant to the Employer’s election in the Adoption Agreement, forfeitures under this Plan shall be treated as follows:

(1)	Any forfeitures will be allocated to Participants in the manner described in Article III;

(2)	Any forfeitures occurring will reduce Employer Contributions for the next Plan Year; or

(3)
If the Employer has adopted a Profit-Sharing Plan which contains a cash or deferred arrangement, any forfeitures occurring will reduce Employer Matching Contributions and any remainder allocated in addition to Employer Contributions.

(4)
If elected by the Employer in the Adoption Agreement, forfeitures occurring in a Plan Year for which an integrated allocation formula is maintained, may be allocated based on a ratio of the Participant’s Compensation to the total Compensation of the Plan’s Participants.

(b)
Notwithstanding the Employer’s election in the Adoption Agreement, before allocations are made pursuant to 5.07(a) above, forfeitures may first be used to restore Participant’s accounts pursuant to Sections 5.05 and 5.09(c) of the Plan; next to reduce administrative expenses; and the remainder allocated pursuant to (1), (2), (3) or (4) above.

(c)	If the Plan provides for an integrated contribution formula, forfeitures will be allocated in accordance with the allocation formula under the Plan.

(d)
Forfeitures arising because a Participant incurs 5 consecutive 1-year Breaks in Service shall be allocated as of the last day of the Plan Year in which the 5th such one year Break in Service occurs. Forfeitures arising under Section 5.04 because of a total or partial distribution of a Participant’s vested benefit, shall be allocated pursuant to the Employer’s election in the Adoption Agreement as of the last day of the Plan Year which is concurrent with or next follows the:

(1)	Employee’s termination of employment;

(2)	Employee having incurred a 1-year Break in Service;

(3)	Employee having incurred 2 consecutive 1-year Breaks in Service; or

(4)	Employee having incurred 5 consecutive 1-year Breaks in Service.

5.08	Forfeitures - Withdrawal of Employee Contributions: No Forfeitures will occur solely as a result of an Employee’s withdrawal of Employee Contributions.

5.09	Missing Participants: If a benefit is forfeited because the Participant or Beneficiary cannot be found, such benefit will be reinstated if a claim is made by the Participant or Beneficiary.

ARTICLE VI
LIMITATIONS ON ALLOCATIONS

6.01	No Participation in Another Qualified Plan:

(a)
If the Participant does not participate in, and has never participated in another qualified plan maintained by the Employer, or a welfare benefit fund, as defined in Section 419(e) of the Code maintained by the Employer, or an individual medical account, as defined in Section

415(l)(2) of the Code, maintained by the Employer, or a simplified employee pension, as defined in Section 408(k) of the Code, maintained by the Employer, which provides an Annual Addition as defined in Section 14.38 of the Plan, the amount of Annual Additions which may be credited to the Participant’s account for any Limitation Year will not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the Employer Contribution that would otherwise be contributed or allocated to the Participant’s account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated will be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

(b)
Prior to determining the Participant’s actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant’s Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.

(c)
As soon as administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant’s actual Compensation for the Limitation Year.

(d)	If pursuant to Section 6.01(c) or as a result of the allocation of forfeitures, there is an excess amount, the excess will be disposed of as follows:

(1)	Any nondeductible voluntary employee contributions (plus attributable earnings), to the extent they would reduce the excess amount, will be returned to the Participant;

(2)
If after the application of subparagraph (1) an excess amount still exists, any Elective Deferrals (plus attributable earnings), to the extent they would reduce the excess amount, will be distributed to the Participant;

(3)
If after the application of subparagraph (2) an excess still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the excess amount in the Participant’s account will be used to reduce Employer Contributions (including any allocation of forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary;

(4)
If after the application of subparagraph (2) an excess amount still exists, and the Participant is not covered by the Plan at the end of a Limitation Year, the excess amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer Contributions for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary;

(5)
If a suspense account is in existence at any time during a Limitation Year pursuant to this Section, it will not participate in the allocation of the trust’s investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participant’s accounts before any Employer Contributions or any Employee Contributions may be made to the Plan for that Limitation Year. Excess amounts may not be distributed to Participants or former Participants.

(e)
Notwithstanding the correction method specified in Section 6.01(d) above, a distribution of Elective Deferrals will be made to the extent that such distribution would reduce the excess amounts in the Participant’s account.

6.02	Participation in Another Master or Prototype Plan:

(a)
This Section applies if, in addition to this Plan, the Participant is covered under another qualified Master or Prototype Defined Contribution Plan maintained by the Employer, a welfare benefit fund maintained by the Employer, an individual medical account maintained by the Employer, or a simplified employee pension maintained by the Employer, that provides an Annual Addition as defined in Section 14.38 of the Plan, during any Limitation Year. The Annual Additions which may be credited to a Participant’s account under this Plan for any such Limitation Year will not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Participant’s account under the other qualified Master and Prototype defined contribution plans, welfare benefit funds, individual medical account, and simplified employee pensions for the same Limitation Year. If the Annual Additions with respect to the Participant under other qualified Master and Prototype defined contribution plans and welfare benefit funds, individual medical accounts, and simplified employee pensions maintained by the Employer are less than the Maximum Permissible Amount and the Employer Contribution that would otherwise be contributed or allocated to the Participant’s account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other qualified Master and Prototype defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pensions in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant’s account under this Plan for the Limitation Year.

(b)
Prior to determining the Participant’s actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant in the manner described in Section 6.01(b).

(c)
As soon as administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant’s actual Compensation for the Limitation Year.

(d)
If, pursuant to Section 6.02(c) or as a result of the allocation of forfeitures, a Participant’s Annual Additions under the Plan and such other plans would result in an excess amount for a Limitation Year, the excess amount will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a simplified employee pension will be deemed to have been allocated first, followed by Annual Additions to a welfare benefit fund or individual medical account, regardless of the actual allocation date.

(e)
If an excess amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the excess amount attributed to this Plan will be the product of,

(1)	the total excess amount allocated as of such date, times

(2)
the ratio of (A) the Annual Additions allocated to the Participant for the Limitation Year as of such date under this Plan to (B) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all the other qualified Master or Prototype Defined Contribution Plans.

(f)	Any excess amount attributed to this Plan will be disposed of in the manner described in Section 6.01(d).

6.03
Participation in Another Defined Contribution Plan Which is Not a Master or Prototype Plan: If the Participant is covered under another qualified defined contribution plan maintained by the Employer which is not a Master or Prototype Plan, Annual Additions which may be credited to the Participant’s account under this Plan for any Limitation Year will be limited in accordance with Section 6.02(a) through 6.02(f) as though the other plan were a Master or Prototype Plan unless the Employer provides other limitations in the “Overriding Language for Multiple Plans” Section of the Adoption Agreement.

6.04
Participation in a Defined Benefit Plan: If the Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant’s Defined Benefit Plan Fraction and Defined

Contribution Plan Fraction will not exceed 1.0 in any Limitation Year. The Annual Additions which may be credited to the Participant’s account under this Plan for any Limitation Year will be limited in accordance with the “Overriding Language for Multiple Plans” Section of the Adoption Agreement. This Section 6.04 does not apply for Limitation Years beginning on or after January 1, 2000.

ARTICLE VII
ADMINISTRATION OF PLAN

7.01	No Participation in Another Qualified Plan: The Employer shall have the following responsibilities with respect to administration of the Plan:

(a)
The Employer shall appoint a Plan Administrator to administer the Plan. In absence of such an appointment, the Employer shall serve as Plan Administrator. The Employer may remove and reappoint a Plan Administrator from time to time.

(b)
The Employer may in its discretion appoint an Investment Manager to manage all or a designated portion of the assets of the Plan. In such event, the Trustee shall follow the directive of the Investment Manager in investing the assets of the Plan managed by the Investment Manager.

(c)
The Employer shall, formally or informally, review the performance from time to time of persons appointed by it or to which duties have been delegated by it, such as the Trustee, and Plan Administrator.

(d)
The Employer shall supply the Plan Administrator in a timely manner with all information necessary for it to fulfill its responsibilities under the Plan. The Plan Administrator may rely upon such information and shall have no duty to verify it.

7.02
Rights and Responsibilities of Plan Administrator: The Plan Administrator shall administer the Plan according to its terms for the exclusive benefit of Participants, former Participants, and their Beneficiaries.

(a)	The Plan Administrator’s responsibilities shall include but not be limited to the following:

(1)	Determining all questions relating to the eligibility of Employees to participate or remain Participants hereunder.

(2)	Computing, certifying and directing the Trustee with respect to the amount and form of benefits to which a Participant may be entitled hereunder.

(3)	Authorizing and directing the Trustee with respect to disbursements from the Trust Fund.

(4)	Maintaining all necessary records for administration of the Plan.

(5)	Interpreting the provisions of the Plan and preparing and publishing rules and regulations for the Plan which are not inconsistent with its terms and provisions.

(6)	Complying with any reporting, disclosure and notice requirements of the Code and ERISA.

(b)
In order to fulfill its responsibilities, the Plan Administrator shall have all powers necessary or appropriate to accomplish his duties under the Plan, including the power to determine all questions arising in connection with the administration, interpretation and application of the Plan. Any such determination shall be conclusive and binding upon all persons. However, all discretionary acts, interpretations and constructions shall be done in a nondiscriminatory manner based upon uniform principles consistently applied. No action shall be taken which would be inconsistent with the intent that the Plan remain qualified under Section 401(a) of the Code. The Plan Administrator is specifically authorized to employ or retain suitable employees, agents, and counsel as may be necessary or advisable to fulfill its responsibilities hereunder, and to pay their reasonable compensation, which shall be reimbursed from the Trust Fund if not paid by the Employer within thirty days after the Plan Administrator advises the Employer of the amount owed.

(c)	The Plan Administrator shall serve as the designated agent for legal process under the Plan.

7.03	Benefit Claims Procedure:

(a)
Any claim for benefits under the Plan shall be made in writing to the Plan Administrator. If such claim for benefits is wholly or partially denied, the Plan Administrator shall, within thirty (30) days after receipt of the claim, notify the Participant or Beneficiary of the denial of the claim. Such notice of denial shall:

(1)	be in writing;

(2)	be written in a manner calculated to be understood by the Participant or Beneficiary, and

(3)	contain:

(A)	the specific reason or reasons for denial of the claim,

(B)	a specific reference to the pertinent Plan provisions upon which the denial is based,

(C)	a description of any additional material or information necessary to perfect the claim, along with an explanation of why such material or information is necessary, and

(D)	an explanation of the claim review procedure in accordance with the provisions of this Article.

(b)
Within sixty (60) days after the receipt by the Participant or Beneficiary of a written notice of denial of the claim, or such later time as shall be deemed reasonable taking into account the nature of the benefit subject to the claim and any other attendant circumstances, the Participant or Beneficiary may file a written request with the Plan Administrator that it conduct a full and fair review of the denial of the claim for benefits.

(c)
The Plan Administrator shall deliver to the Participant or Beneficiary a written decision on the claim within thirty (30) days after the receipt of the aforementioned request for review, except that if there are special circumstances (such as the need to hold a hearing, if necessary) which require an extension of time for processing, the aforementioned thirty (30) day period shall be extended to sixty (60) days. Such decisions shall:

(1)	be written in a manner calculated to be understood by the Participant or Beneficiary,

(2)	include the specific reason or reasons for the decision, and

(3)	contain a specific reference to the pertinent Plan provisions upon which the decision is based.

(d)	The decision of the Plan Administrator shall be final and binding on all parties, unless determined by a court of competent jurisdiction to be arbitrary and capricious.

ARTICLE VIII
TOP HEAVY PROVISIONS

8.01
In General: If the Plan is or becomes Top-Heavy in any Plan Year beginning after December 31, 1983, the provisions of this Article will supersede any conflicting provisions in the Plan or Adoption Agreement.

8.02	Minimum Allocation:

(a)
Except as provided in (c) and (d) below, the Employer Contributions and Forfeitures allocated on behalf of any Participant who is not a Key Employee (or on behalf of all Participants, if elected in the Adoption Agreement) shall not be less than the lesser of three percent of such Participant’s Compensation or in the case where the Employer has no defined benefit plan which designates this Plan to satisfy Section 401 of the Code, the largest percentage of Employer Contributions and forfeitures, as a percentage of Key Employee’s Compensation, as limited by Section 401(a)(17) of the Code, allocated on behalf of any Key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (i) the Participant’s failure to complete 1,000 Hours of Service (or any equivalent provided in the Plan), or (ii) the Participant’s failure to make mandatory employee contributions to the Plan, or (iii) Compensation less than a stated amount.

(b)	For purposes of computing the minimum allocation, Compensation shall mean Compensation as defined in Item 14 of the Adoption Agreement as limited by Section 401(a)(17) of the Code.

(c)	The provisions in (a) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

(d)
The provisions in (a) above shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer and the Employer has provided in the Adoption Agreement that the minimum allocation or benefit requirement applicable to Top Heavy plans will be met in the other plan or plans.

8.03
Nonforfeitability of Minimum Allocation: The minimum allocation required (to the extent required to be nonforfeitable under Section 416(b)) may not be forfeited under Section 411(a)(3)(B) or 411(a)(3)(D).

8.04
Minimum Vesting Schedules: For any Plan Year in which this Plan is Top-Heavy, one of the minimum vesting schedules as elected by the Employer in the Adoption Agreement will automatically apply to the Plan. The minimum vesting schedule applies to all benefits within the meaning of Section 411(a)(7) of the Code except those attributable to Employee Nondeductible Contributions, including benefits accrued before the effective date of Section 416 and benefits accrued before the Plan became Top-Heavy. Further, no decrease in a Participant’s nonforfeitable percentage may occur in the event the Plan’s status as Top-Heavy changes for any Plan Year. However, this Section does not apply to the account balances of any Employee who does not have an Hour of Service after the Plan has initially become Top-Heavy and such Employee’s account balance attributable to Employer Contributions and Forfeitures will be determined without regard to this Section.

ARTICLE IX
JOINT AND SURVIVOR ANNUITY REQUIREMENTS

9.01
Applicability: The provisions of this Article shall apply to any Participant who is credited with at least one Hour of Service with the Employer on or after August 23, 1984, and such other Participants as provided in Section 9.06.

9.02
Qualified Joint and Survivor Annuity: Unless an optional form of benefit is selected pursuant to a qualified election within the 90-day period ending on the Annuity Starting Date, a married Participant’s vested account balance will be paid in the form of a Qualified Joint and Survivor Annuity and an unmarried Participant’s vested account balance will be paid in the form of a life annuity. The Participant may elect to have such annuity distributed upon attainment of the earliest retirement age under the Plan.

9.03
Qualified Preretirement Survivor Annuity: Unless an optional form of benefit has been selected within the election period pursuant to a qualified election, if a Participant dies before the Annuity Starting Date then the Participant’s vested account balance shall be applied toward the purchase of an annuity for the life of the surviving spouse. The surviving spouse may elect to have such annuity distributed within a reasonable period after the Participant’s death. The surviving spouse shall have the right to revoke the annuity payment option if another form of benefit is elected by such surviving spouse.

9.04	Notice Requirements:

(a)
In the case of a Qualified Joint and Survivor Annuity, the Plan Administrator shall no less than 30 days and no more than 90 days prior to the Annuity Starting Date provide each Participant a written explanation of:

(1)	the terms and conditions of a Qualified Joint and Survivor Annuity;

(2)	the Participant’s right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit;

(3)	the rights of a Participant’s spouse; and

(4)	the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

The Annuity Starting Date for a distribution in a form other than a Qualified Joint and Survivor Annuity may be less than 30 days after receipt of the written explanation described in the preceding paragraph provided: (i) the Participant has been provided with information that clearly indicates that the Participant has at least 30 days to consider whether to waive the Qualified Joint and Survivor Annuity and elect (with spousal consent) to a form of distribution other than a

Qualified Joint and Survivor Annuity; (ii) the Participant is permitted to revoke any affirmative distribution election at least until the Annuity Starting Date or, if later, at any time prior to the expiration of the 7-day period that begins the day after the explanation of the Qualified Joint and Survivor Annuity is provided to the Participant; and (iii) the Annuity Starting Date is a date after the date that the written explanation was provided to the Participant.

(b)
In the case of a Qualified Preretirement Survivor Annuity as described in Section 9.03 of this Article, the Plan Administrator shall provide each Participant within the applicable period for such Participant a written explanation of the Qualified Preretirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of Section 9.04(a) applicable to a Qualified Joint and Survivor Annuity.

The applicable period for a Participant is whichever of the following periods ends last:

(1)
the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

(2)	a reasonable period ending after the individual becomes a Participant;

(3)	a reasonable period ending after Section 9.04(c) ceases to apply to the Participant;

(4)	a reasonable period ending after this Article first applies to the Participant.

Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from service in the case of a Participant who separates from service before attaining age 35.

For purposes of applying the preceding paragraph, a reasonable period ending after the enumerated events described in 9.04(b)(2), (3) and (4) is the end of the two-year period beginning one year prior to the date the applicable event occurs, and ending one year after that date. In the case of a Participant who separates from service before the Plan Year in which age 35 is attained, notice shall be provided within the two-year Period beginning one year prior to separation and ending one year after separation. If such Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

(c)	Notwithstanding the other requirements of this Section 9.04, the respective notices prescribed by this Section need not be given to a Participant if (1)

the Plan “fully subsidizes” the costs of a Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity, and (2) the Plan does not allow the Participant to waive the Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity and does not allow a married Participant to designate a nonspouse Beneficiary. For purposes of this Section 9.04(c), a plan fully subsidizes the costs of a benefit if no increase in cost, or decrease in benefits to the Participant may result from the Participant’s failure to elect another benefit.

9.05	Safe Harbor Rules:

(a)
This Section shall apply to a Participant in a Profit-Sharing Plan, and to any distribution, made on or after the first day of the first Plan Year beginning after December 31, 1988, from or under a separate account attributable solely to accumulated deductible employee contributions, as defined in Section 72(o)(5)(B) of the Code, and maintained on behalf of a Participant in a money purchase pension plan (including a target benefit plan), if the following conditions are satisfied: (1) the Participant does not or cannot elect payments in the form of a life annuity; and (2) on the death of a Participant, the Participant’s vested account balance will be paid to the Participant’s surviving spouse, but if there is no surviving spouse, or if the surviving spouse has consented in a manner conforming to a qualified election, then to the Participant’s Designated Beneficiary. The surviving spouse may elect to have distribution of the vested account balance commence within the 90-day period following the date of the Participant’s death. The account balance shall be adjusted for gains or losses occurring after the Participant’s death in accordance with the provisions of the Plan governing the adjustment of account balances for other types of distributions. This Section 9.05 shall not be operative with respect to a Participant in a Profit-Sharing Plan if the Plan is a direct or indirect transferee of a defined benefit plan, money purchase plan, target benefit plan, stock bonus, or profit-sharing plan which is subject to the survivor annuity requirements of Sections 401(a)(11) and 417 of the Code. If this Section 9.05 is operative, then the provisions of this Article, other than Section 9.06, shall be inoperative.

(b)
The Participant may waive the spousal death benefit described in this Section at any time provided that no such waiver shall be effective unless it satisfies the conditions of Section 14.53 of the Plan (other than the notification requirement referred to therein) that would apply to the Participant’s waiver of the Qualified Preretirement Survivor Annuity.

(c)
For purposes of this Section 9.05, “Vested Account Balance” shall mean, in the case of a money purchase pension plan or a target benefit plan, the Participant’s separate account balance attributable solely to accumulated deductible employee contributions within the meaning of Section 72(o)(5)(B) of the Code. In the case of a profit-sharing plan, “Vested

Account Balance” shall have the same meaning as provided in Section 14.56 of the Plan.

(d)
If the Employer’s Profit-Sharing Plan satisfies the requirements contained in Section 9.05(a) above, with respect to a Participant in this Plan. such Plan is not required to provide a Qualified Joint and Survivor Annuity for such Participant. Such Plan may replace the Qualified Joint and Survivor Annuity with a payment of a single-sum distribution form of payment that is otherwise identical to such annuity in accordance with the requirements under Treasury Regulations 1.411(d)-4, Q&A 2(e).

9.06	Transitional Rules:

(a)
Any living Participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by the previous Sections of this Article must be given the opportunity to elect to have the prior Sections of this Article apply if such Participant is credited with at least one Hour of Service under this Plan or a predecessor plan in a Plan Year beginning on or after January 1, 1976, and such Participant had at least 10 years of Vesting Service when he or she separated from service.

(b)
Any living Participant not receiving benefits on August 23, 1984, who was credited with at least one Hour of Service under this Plan or a predecessor Plan on or after September 2, 1974, and who is not otherwise credited with any service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have his or her benefits paid in accordance with Section 9.06(d) of this Article.

(c)
The respective opportunities to elect (as described in Sections 9.06(a) and (b) above) must be afforded to the appropriate Participants during the period commencing on August 23, 1984, and ending on the date benefits would otherwise commence to said Participants.

(d)
Any Participant who has elected pursuant to Section 9.06(b) of this Article and any Participant who does not elect under Section 9.06(a) or who meets the requirements of Section 9.06(a) except that such Participant does not have at least 10 years of vesting service when he or she separates from service, shall have his or her benefits distributed in accordance with all of the following requirements if benefits would have been payable in the form of a life annuity:

(1)	Automatic Joint and Survivor Annuity - If benefits in the form of a life annuity become payable to a married Participant who:

(A)	begins to receive payments under the Plan on or after Normal Retirement Age; or

(B)	dies on or after Normal Retirement Age while still working for the Employer; or

(C)	begins to receive payments on or after the qualified early retirement age; or

(D)
separates from service on or after attaining Normal Retirement Age (or the qualified early retirement age) and after satisfying the eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits;

then such benefits will be received under this Plan in the form of a Qualified Joint and Survivor Annuity, unless the Participant has elected otherwise during the election period. The election period must begin at least 6 months before the Participant attains qualified early retirement age and end not more than 90 days before the commencement of benefits. Any election hereunder will be in writing and may be changed by the Participant at any time.

(2)
Election of early survivor annuity - A Participant who is employed after attaining the qualified early retirement age will be given the opportunity to elect, during the election period, to have a survivor annuity payable on death. If the Participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the spouse under the Qualified Joint and Survivor Annuity if the Participant had retired on the day before his or her death. Any election under this provision will be in writing and may be changed by the Participant at any time. The election period begins on the later of (a) the 90th day before the Participant attains the qualified early retirement age, or (b) the date on which participation begins, and ends on the date the Participant terminates employment.

(3)	For purposes of this Section 9.06(d):

(A)	Qualified Early Retirement Age is the latest of:

(i)	the earliest date, under the Plan, on which the Participant may elect to receive retirement benefits,

(ii)	the first day of the 120th month beginning before the Participant reaches Normal Retirement Age, or

(iii)	the date the Participant begins participation.

(B)	Qualified Joint and Survivor Annuity is an annuity for the life of the Participant with a survivor annuity for the life of the spouse as described in Section 14.54 of the Plan.

ARTICLE X
PAYMENT OF BENEFITS

10.01	Distributable Events:

(a)	The vested amount of a Participant’s account shall become payable to a Participant or his Beneficiary pursuant to this Article X as follows:

(1)	Upon actual retirement on or after the Participant’s Normal Retirement Age.

(2)	Upon the death of the Participant.

(3)	Upon the Disability of the Participant.

(4)	Upon the termination of the Participant’s employment prior to retirement, death or Disability.

(5)
If the Plan is a profit-sharing plan and if so elected by the Employer in the Adoption Agreement or specified in Section 11.03, the vested amount in a Participant’s account may also be distributed under the in-service distribution rules of Section 10.04.

(b)	Distributions on account of any of the distributable events described above are subject to the restrictions in Section 10.03 below.

10.02
Commencement of Benefits: Notwithstanding any other provisions of this Plan or the Adoption Agreement, unless the Participant elects otherwise, distribution of benefits will begin no later than the 60th day after the latest of the close of the Plan Year in which:

(a)	the Participant attains the age of 65 (or normal retirement age, if earlier);

(b)	occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan; or

(c)	the Participant terminates service with the Employer.

Notwithstanding the foregoing, the failure of a Participant and spouse (if required) to consent to a distribution while a benefit is immediately distributable, within the meaning of Section 10.03 of the Plan, shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy this section.

10.03	Restrictions on Immediate Distributions:

(a)	(1) General Rule

If payment in the form of a Qualified Joint and Survivor Annuity is required with respect to a Participant and either the value of a Participant’s vested account balance derived from Employer and Employee Contributions exceeds $5,000 or there are remaining payments to be made with respect to a particular distribution option that previously commenced, and the account balance is immediately distributable, the Participant and the Participant’s spouse (or where either the Participant or the spouse has died, the survivor) must consent to any distribution of such account balance.

If payment in the form of a Qualified Joint and Survivor Annuity is not required with respect to a Participant and the value of a Participant’s vested account balance derived from Employer and Employee Contributions exceeds $5,000, and the account balance is immediately distributable, the Participant must consent to any distribution of such account balance.

(2)
If a distribution is one to which Sections 401(a)(11) and 417 of the Internal Revenue Code do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

(A)
the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(B)	the Participant, after receiving the notice, affirmatively elects a distribution.

(b)
Notwithstanding the foregoing, only the Participant need consent to the commencement of a distribution in the form of a Qualified Joint and Survivor Annuity while the account balance is immediately distributable. (Furthermore, if payment in the form of a Qualified Joint and Survivor Annuity is not required with respect to the Participant pursuant to Section 9.05 of the Plan, only the Participant need consent to the distribution of an account balance that is immediately distributable.) Neither the consent of the Participant nor the Participant’s spouse shall be required to satisfy Section 401(a)(9) or Section 415 of the Code. In addition, upon termination of this Plan if the Plan does not offer an annuity option (purchased from a commercial provider) and if the Employer or any entity within the same controlled group as the Employer does not maintain another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code), the Participant’s account balance may, without the Participant’s consent, be distributed to the Participant. However, if any entity within the same controlled group as the Employer maintains another defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code) then the Participant’s account balance will be transferred, without the Participant’s consent, to the other plan if the Participant does not consent to an immediate distribution.

(c)
An account balance is immediately distributable if any part of the account balance could be distributed to the Participant (or surviving spouse) before the Participant attains (or would have attained if not deceased) the later of normal retirement age or age 62.

(d)
For purposes of determining the applicability of the foregoing consent requirements to distributions made before the first day of the first Plan Year beginning after December 31, 1988, the Participant’s Vested Account Balance shall not include amounts attributable to accumulated deductible employee contributions within the meaning of Section 72(o)(5)(B) of the Code.

(e)	Transitional Rules for Cash Out Limits.

(1)	In general. This section provides transitional rules with regard to the cash out limits for distributions made prior to October 17, 2000.

(2)
Distributions subject to Section 417. If payment in the form of a Qualified Joint and Survivor Annuity is required with regard to a Participant, the rule in this Section 10.03(e)(2) is substituted for the rule in the first sentence of Section 10.03(a)(1). If the value of a Participant’ s vested account balance derived from Employer and Employee Contributions exceeds (or at the time of any prior distribution (A) in Plan Years beginning before August 6, 1997, exceeded $3,500 or (B) in Plan Years beginning after August 5, 1997, exceeded) $5,000, and the account balance is immediately distributable, the Participant and the Participant’s spouse (or where either the Participant or the spouse has died, the survivor) must consent to any distribution of such account balance.

(3)
Distributions not subject to Section 417. If payment in the form of a Qualified Joint and Survivor Annuity is not required with respect to a Participant, the rule in this Section 10.03(e) is substituted for the rule in the second sentence of Section 10.03(a)(1).

If the value of a Participant’s vested account balance derived from Employer and Employee Contributions:

(A)	for Plan Years beginning before August 6, 1997, exceeds $3,500 (or exceeded $3,500 at the time of any prior distribution),

(B)	for Plan Years beginning after August 5, 1997, and for a distribution made prior to March 22, 1999, exceeds $5,000 (or exceeded $5,000 at the time of any prior distribution),

(C)
and for Plan Years beginning after August 5, 1997 and for a distribution made after March 21, 1999, that either exceeds $5,000 or is a remaining payment under a selected optional form of payment that exceeded $5,000 at the time the selected payment began, and the account balance is immediately distributable, the Participant and the Participant’s spouse (or where either the Participant or the spouse has died, the survivor) must consent to any distribution of such account balance.

10.04
In-Service Distributions: If the Employer elects in the Adoption Agreement, distribution of up to 100% of the Participant’s vested account balance may be made to a Participant who is still employed by the Employer under one of the following methods:

(a)	After the Participant has been a Participant under this Plan for a period of 5 years, he may request up to 100% of the vested amount in his account; or

(b)	The Participant may withdraw any vested amounts which have been on deposit for a period of at least 24 months; or

(c)
If the Employer checks both the 24 month rule and the 60 month rule, then Participants who have completed 5 years of Plan participation may withdraw up to 100% of their vested account balance. Participants who have not completed 5 years of Plan participation may only withdraw vested amounts which have been on deposit for a period of 24 months.

(d)
The Participant may withdraw amounts necessary to meet a financial hardship. Financial hardship shall be determined by the Plan Administrator on a reasonably equivalent basis and shall include but not be limited to a deductible medical expense, a deductible casualty loss, an illness or disability which prevents employment for six weeks or more, a judgment or other extraordinary liability exceeding 10% of the Participant’s taxable income, the threatened foreclosure of a mortgage on the Participant’s residence, the threatened bankruptcy of the Participant, the education of the Participant’s children, or the purchase of the Participant’s primary personal residence.

(e)	After the Participant has attained the age selected in the Adoption Agreement.

10.05
Early Retirement with Age and Service Requirement: If a Participant separates from service before satisfying the age requirement for early retirement, but has satisfied the service requirement, the Participant will be entitled to elect an early retirement benefit upon satisfaction of such age requirement.

10.06	Optional Forms of Benefits:

(a)	The following optional forms of benefits which have been selected by the Employer in the Adoption Agreement are available under this Plan:

(1)	A single sum;

(2)
Installments over a period not to exceed the life expectancy of the Participant, or if applicable, the joint and last survivor expectancies of the Participant and the Participant’s Designated Beneficiary;

(3)	Over the life of the Participant or the joint lives of the Participant and Designated Beneficiary;

(4)	A joint and survivor annuity; or

(5)	Any combination of (1) through (4) above.

(b)
Notwithstanding Section 10.06(a) above, or any other provision of this Plan, or the selections in the Adoption Agreement, if this Plan is a restatement of a prior plan of the Employer or includes assets which were transferred from another qualified plan, any optional forms of benefits which were permitted under the previous plan cannot be reduced, eliminated or made subject to employer discretion unless specifically permitted under Treasury Regulations, and will therefore be available under this Plan.

(c)
Notwithstanding any provision of this Plan to the contrary, to the extent that any optional form of benefit under this Plan permits a distribution prior to the employee’s retirement, death, disability, or severance from employment, and prior to plan termination, the optional form of benefit is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred, within the meaning of Section 414(l) of the Internal Revenue Code, to this Plan from a Money Purchase Pension Plan qualified under Section 401(a) of the Code (other than any portion of those assets and liabilities attributable to voluntary employee contributions).

This Section 10.06(c) is effective for Plan Years beginning on or after December 12, 1994.

10.07	Minimum Required Distributions:

(a)	General Rules:

(1)
Subject to Article IX, Joint and Survivor Annuity Requirements, the requirements of this Article shall apply to any distribution of a Participant’s interest and will take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of this Article apply to calendar years beginning after December 31, 1984.

(2)
All distributions required under this Article shall be determined and made in accordance with the Income Tax Regulations under Section 401(a)(9), including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the regulations.

(b)	Required Beginning Date: The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant’s Required Beginning Date.

(c)	Limits on Distribution Periods: As of the first Distribution Calendar Year, distributions, if not made in a single-sum, may only be made over one of the following periods (or a combination thereof):

(1)	the life of the Participant,

(2)	the life of the Participant and a Designated Beneficiary,

(3)	a period not extending beyond the life expectancy of the Participant, or

(4)	a period not extending beyond the joint and last survivor expectancy of the Participant and a Designated Beneficiary.

(d)
Determination of Amount to be Distributed Each Year: If the Participant’s interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the Required Beginning Date:

(1)	Individual Account -

(A)
If a Participant’s benefit is to be distributed over (i) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant’s Designated Beneficiary or (ii) a period not extending beyond the life expectancy of the Designated Beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first Distribution Calendar Year, must at least equal the quotient obtained by dividing the Participant’s Benefit by the Applicable Life Expectancy.

(B)
For calendar years beginning before January 1, 1989, if the Participant’s spouse is not the Designated Beneficiary, the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

(C)
For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first Distribution Calendar Year shall not be less than the quotient obtained by dividing the Participant’s benefit by the lesser of (i) the applicable life expectancy or (ii) if the Participant’s spouse is not the Designated Beneficiary, the applicable divisor determined from the table set forth in Q & A-4 of Section 1.401(a)(9)-2 of the Income Tax Regulations. Distributions after the death of the Participant shall be distributed using the applicable life expectancy in Section 10.07(d)(1)(A) above as the relevant divisor without regard to regulations Section 1.401(a)(9)-2.

(D)
The minimum distribution required for the Participant’s first Distribution Calendar Year must be made on or before the Participant’s Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Employee’s Required Beginning Date occurs, must be made on or before December 31 of that Distribution Calendar Year.

(2)
Other Forms - If the Participant’s benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Section 401(a)(9) of the Code and the regulations thereunder.

(e)	Death Distribution Provisions:

(1)
Distribution Beginning Before Death - If the Participant dies after distribution of his or her interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant’s death.

(2)
Distribution Beginning After Death - If the Participant dies before distribution of his or her interest begins, distribution of the Participant’s entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death except to the extent that an election is made to receive distributions in accordance with (A) or (B) below:

(A)
if any portion of the Participant’s interest is payable to a Designated Beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of the Designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;

(B)
if the Designated Beneficiary is the Participant’s surviving spouse, the date distributions are required to begin in accordance with (A) above shall not be earlier than the later of (i) December 31 of the calendar year immediately following the calendar year in which the Participant died and (ii) December 31 of the calendar year in which the Participant would have attained age 70 1/2.

If the Participant has not made an election pursuant to this Section 10.07(e)(2) by the time of his or her death, the Participant’s Designated Beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this Section, or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no Designated Beneficiary, or if the Designated Beneficiary does not elect a method of distribution, distribution of the Participant’s entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(f)
For purposes of Section 10.07(e)(2) above, if the surviving spouse dies after the Participant, but before payments to such spouse begin, the provisions of Section 10.07(e), with the exception of paragraph 10.07(e)(2)(B) therein, shall be applied as if the surviving spouse were the Participant.

(g)
For purposes of Section 10.07(e), distributions of a Participant’s interest is considered to begin on the Participant’s Required Beginning Date (or, if Section 10.07(f) above is applicable, the date distribution is required to begin to the surviving spouse pursuant to Section 10.07(e)(2) above). If distribution in the form of an annuity irrevocably commences to the

Participant before the Required Beginning Date, the date distribution is considered to begin is the date distribution actually commences.

(h)	Transitional Rule:

(1)
Notwithstanding the other requirements of this Article and subject to the requirements of Article X, Joint and Survivor Annuity Requirements, distribution on behalf of any Employee, including a 5-percent owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

(A)
The distribution by the Plan is one which would not have disqualified such trust under Section 401(a)(9) of the Internal Revenue Code as in effect prior to amendment by the Deficit Reduction Act of 1984.

(B)
The distribution is in accordance with a method of distribution designated by the Employee whose interest in the trust is being distributed or, if the Employee is deceased, by a Beneficiary of such Employee.

(C)	Such designation was in writing, was signed by the Employee or the Beneficiary, and was before January 1, 1984.

(D)	The Employee had accrued a benefit under the Plan as of December 31, 1983.

(E)
The method of distribution designated by the Employee or the Beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Employee’s death, the beneficiaries of the Employee listed in order of priority.

(2)
A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Employee.

(3)
For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Employee, or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution satisfies the requirements in Subsections 10.07(h)(1)(A) and (E).

(4)
If a designation is revoked, any subsequent distribution must satisfy the requirements of Section 401(a)(9) of the Code and the proposed regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the trust must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Section 401(a)(9) of the Code and the proposed regulations thereunder, but for the Section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in Section 1.401(a)(9)-2 of the proposed regulations. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q & A J-2 and Q & A J-3 shall apply.

(i)
With respect to distributions under the Plan made on or after January 1, 2001 (or if later the date on which the Plan began operating in accordance with the 2001 Proposed Regulations) for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Internal Revenue Code in accordance with the regulations under Section 401(a)(9) that were proposed on January 17, 2001 (the 2001 Proposed Regulations), notwithstanding any provision of the Plan to the contrary. If the total amount of required minimum distributions made to a participant for 2001 prior to the date on which the Plan began operating in accordance with the 2001 proposed regulations, are equal to or greater than the amount of required minimum distributions determined under the 2001 Proposed Regulations, then no additional distributions are required for such Participant for 2001 on or after such date. If the total amount of required minimum distributions made to a Participant for 2001 prior to the date on which the Plan began operating in accordance with the 2001 proposed regulations, are less than the amount determined under 2001 Proposed Regulations, then the amount of required minimum distributions for 2001 on or after such date will be determined so that the total amount of required minimum distributions for 2001 is the amount determined under the 2001 Proposed Regulations. This amendment shall continue in effect until the last calendar year beginning before the effective date of the final regulations under Section 401(a)(9) or such other date as may be published by the Internal Revenue Service.

10.08	Designation of Beneficiary:

(a)
Each Participant may, by written notice filed with the Plan Administrator, designate a Beneficiary(ies) to receive the Participant’s benefit at the Participant’s death. Such designation may be changed or revised from time to time by written instrument filed with the Plan Administrator. If no designation has been made, or if no Beneficiary is living at the time of a Participant’s death, his Beneficiary shall be:

(1)	his surviving spouse; but if he has no surviving spouse,

(2)	his surviving children, in equal shares; but if he has no surviving children,

(3)	his estate.

(b)	A Beneficiary designation shall be effective only to the extent that the Plan is not required to:

(1)	pay the vested amount in the Participant’s account in the form of an annuity pursuant to Sections 9.02 and 9.03, or

(2)	pay the vested amount in the Participant’s account to the surviving spouse in accordance with Section 9.05.

(c)
If permitted by the Trustee, a Participant’s Beneficiary may name a death Beneficiary. Such death Beneficiary shall be entitled to receive benefits under the Plan after the Participant’s Beneficiary’s death.

10.09	Distribution under a Qualified Domestic Relations Order:

(a)
Distributions of all or any part of a Participant’s account pursuant to the provisions of a qualified domestic relations order (QDRO) as defined in Section 414(p) of the Code is specifically authorized.

(b)	The earliest retirement age shall be the earlier of:

(1)	The earliest date benefits are payable under the Plan to the Participant, including in-service distributions under Section 10.04; or

(2)	the later of the date the Participant attains age 50 or the date on which the Participant could obtain a distribution from the Plan if the Participant had separated from service.

(c)
The alternate payee may receive a payment of benefits under this Plan in any optional form of benefit available based on the selections in the Adoption Agreement, other than a Joint and Survivor Annuity.

(d)
The alternate payee may receive a payment of a benefit under this Plan prior to the earliest retirement age as defined in Section 10.09(b) if the QDRO specifically provides for such earlier payment. If the present value of the payment exceeds $3,500, the alternate payee must consent in writing to such distribution.

(e)
Upon receipt of an order which appears to be a domestic relations order, the Plan Administrator will promptly notify the Participant and each alternate payee of the receipt of the order and provide them with a copy of the procedures established by the Plan for determining whether the order is a QDRO. While the determination is being made, a separate accounting will be made with respect to any amounts which would be payable under the order while the determination is being made. If the Plan Administrator or a court determines that the order is a QDRO within 18 months after receipt, the Plan Administrator will begin making payments, including the separately-accounted for amounts, pursuant to the order when required or as soon as administratively practical. If the Plan Administrator or court determines that the order is not a QDRO, or if no determination is made within 18 months after receipt, then the separately accounted for amounts will be either restored to the Participant’s account or distributed to the Participant, as if the order did not exist. If the order is subsequently determined to be a QDRO, such determination shall be applied prospectively to payments made after the determination.

10.10	Conflicts With Annuity Contracts: In the event of any conflict between the terms of this Plan and the terms of any insurance contract purchased hereunder, the Plan provisions shall control.

10.11	Nontransferability of Annuities: Any annuity contract distributed herefrom must be nontransferable.

10.12
Direct Rollover: This Section 10.12 and Section 10.13 apply to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution that is at least $500 paid directly to an Eligible Retirement Plan specified by the distributee in a Direct Rollover.

10.13	Definitions:

(a)	Eligible Rollover Distribution:

An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an Eligible Rollover Distribution does not include any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (a joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; any hardship distribution described in Section 401(k)(2)(B)(iv) received after 12-31-98, the portion of any other distribution(s) that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other distribution(s) that is reasonably expected to total less than $200 during a year.

(b)	Eligible Retirement Plan:

An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee’s Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

(c)	Distributee:

A Distributee includes an Employee or former employee. In addition, the Employee’s or former employee’s surviving spouse and the employee’s or former Employee’s spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

(d)	Direct Rollover:

A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

10.14	Distribution of Employee Contributions:

(a)	Rollover Contributions:

A Participant may withdraw all or any part of his/her Rollover Account.

(b)	Nondeductible Voluntary Contributions:

A Participant may withdraw all or any part of his/her Nondeductible Voluntary Contribution Account.

(c)	Transfer Distributions:

Any amounts transferred to this Plan by a Participant or the Employer will remain subject to the same distribution rights as was in effect under the previous plan immediately prior to such transfer. The Plan Administration shall be responsible to determine when and how such monies may be distributed and for maintaining a separate account or separate accounting.

ARTICLE XI
PAIRED PLAN AND MISCELLANEOUS PLAN PROVISIONS

11.01
Minimum Contributions for Paired Plans: If the Employer has adopted two of the Sponsor’s paired plans (#01001, #01002, #01003, and #01004), then for each Plan Year in which the paired plans are Top-Heavy Plans, the Employer will provide a minimum allocation equal to 3% of Compensation for each non-key employee who is entitled to a minimum contribution and shall specify the Plan under which such minimum allocation shall be made in the Adoption Agreement.

11.02
Integration in Paired Plans: If the Employer has adopted two paired plans of the Sponsor, only one of the paired plans may provide for social security integration as described under Sections 3.04 and 3.05 of the Plan.

11.03
Simplified Plan Defaults: If the Employer adopts either or both of the Sponsor’s Simplified Profit-Sharing Plan (#01001) or Simplified Money Purchase Plan (#01002), the following defaults shall apply with respect to such Plans:

(a)	Simplified Profit-Sharing Plan Defaults for #01001 -

(1)	The Plan Year shall be the calendar year.

(2)	The Limitation Year shall be the calendar year.

(3)	The Valuation Date shall be the last day of the Plan Year.

(4)
For Plan Years beginning after December 31, 1988, Employees who have attained the age of 20.5 and have completed 1.5 Years of Service are eligible to participate in the Plan. However, if the Employer has not been in existence for 1.5 years, each Employee of the Employer shall become eligible immediately on the later of such Employee’s date of hire or the effective date of this Plan. For Plan Years beginning before January 1, 1989, 2.5 Years of Service shall be substituted for 1.5 Years of Service.

(5)
All Employees included in a unit of Employees covered by a collective bargaining agreement as described in Section 14.07 of the Plan; Employees who are nonresident aliens as described in Section 14.25 of the Plan shall not be eligible to participate in this Plan; and Employees who become Employees as the result of a “Section 410(b)(6)(C) transaction”. These Employees will be excluded during the period beginning on the date of the transaction and ending on the last day of the first Plan Year beginning after the date of the transaction and ending on the last day if the first Plan Year beginning after the date of the transaction. A Section 410(b)(6)(C) “transaction” is an asset or stock acquisition, merger, or similar transaction involving a change in the Employer of the Employees of a trade or business, shall not be eligible to participate in this Plan.

(6)
Service under the Plan shall be computed on the basis of the Elapsed Time Method described in Section 14.37 of the Plan. Contributions will be allocated to the account of each Participant regardless of the number of hours of service completed in a Plan Year. The contribution is not dependent on the Participant being employed on the last day of the Plan Year.

(7)	Entry Date for an eligible Employee who has completed the eligibility requirements will be the 1st day of the next Plan Year after the Employee satisfies the eligibility requirements.

(8)	Vesting for all contributions under the Plan shall be full and immediate.

(9)
Compensation for any Participant shall be the 415 safe harbor definition as described in Section 14.39 of the Plan. Such Compensation includes such amounts which are actually paid to the Participant during the Plan Year and includes employer contributions made pursuant to a salary reduction agreement which are not includible in the gross income of the Employee under Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B) or 403(b) of the Code. For purposes of Article VI, the preceding sentence does not apply.

(10)
In-service distributions are available. Once a Employee has participated in the plan for 60 months, all amounts are available for withdrawal. Prior to the 60 month period, Employees may withdraw contributions which have been in the Plan for a period of 24 months or apply for a hardship distribution. In-Service distributions are available upon the Participant’s attainment of age 55.

(11)	A Participant may not elect benefits in the form of a life annuity. Benefits are available to the Participant on such Participant’s termination of employment.

(12)	The Plan is designed to operate as if it were Top-Heavy at all times.

(13)	The Normal Retirement Age under the Plan shall be age 55.

(14)	The Loan Provisions of Article XVIII shall apply.

(15)	The Required Beginning Date shall be the April 1st following the year the Participant attains age 70½.

(b)	Simplified Money Purchase Plan Defaults #01002 -

(1)	The Plan Year shall be the calendar year.

(2)	The Limitation Year shall be the calendar year.

(3)	The Valuation Date shall be the last day of the Plan Year.

(4)
For Plan Years beginning after December 31, 1988, Employees who have attained the age of 20.5 and have completed 1.5 Years of Service are eligible to participate in the Plan. However, if the Employer has not been in existence for 1.5 years, each Employee of the Employer shall become eligible immediately on the later of such Employee’s date of hire or the effective date of this Plan. For Plan Years beginning before January 1, 1989, 2.5 Years of Service shall be substituted for 1.5 Years of Service.

(5)
All Employees included in a unit of Employees covered by a collective bargaining agreement as described in Section 14.07 of the Plan; Employees who are nonresident aliens as described in Section 14.25 of the Plan shall not be eligible to participate in this Plan; and Employees who become Employees as the result of a “Section 410(b)(6)(C) transaction”. These Employees will be excluded during the period beginning on the date of the transaction and ending on the last day of the first Plan Year beginning after the date of the transaction and ending on the last day if the first Plan Year beginning after the date of the transaction. A Section 410(b)(6)(C) “transaction” is an asset or stock acquisition, merger, or similar transaction involving a change in the Employer of the Employees of a trade or business, shall not be eligible to participate in this Plan.

(6)
Service under the Plan shall be computed on the basis of the Elapsed Time Method described in Section 14.37 of the Plan. Contributions will be allocated to the account of each Participant regardless of the number of hours of service completed in a Plan Year. The contribution is not dependent on the Participant being employed on the last day of the Plan Year.

(7)	Entry Date for an eligible Employee who has completed the eligibility requirements will be the 1st day of the next Plan Year after the Employee satisfies the eligibility requirements.

(8)	Vesting for all contributions under the Plan shall be full and immediate.

(9)
Compensation for any Participant shall be the 415 safe harbor definition as described in Section 14.39 of the Plan. Such Compensation includes such amounts which are actually paid to the Participant during the Plan Year and includes employer contributions made pursuant to a salary reduction agreement which are not includible in the gross income of the Employee under Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B) or 403(b) of the Code. For purposes of Article VI, the preceding sentence does not apply.

(10)
All distribution options are automatically available for selection by the Participant on the “distribution request form” provided by the Plan Administrator. The percentage of the survivor annuity under the Plan shall be 50%. Benefits are available to the Participant on such Participant’s termination of employment.

(11)	The Plan is designed to operate as if it were Top-Heavy at all times.

(12)	The Normal Retirement Age under the Plan shall be age 55.

(13)	The Loan Provisions of Article XVIII shall apply.

(14)	The Required Beginning Date shall be the April 1st following the year the Participant attains age 70½.

11.04
USERRA - Military Service Credit: Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Internal Revenue Code.

ARTICLE XII
AMENDMENT AND TERMINATION OF PLAN

12.01	Amendment by Sponsor:

The Sponsor may amend any part of the Plan. For purposes of amendments by the Sponsor, the mass submitter shall be recognized as the agent of the Sponsor and shall have the right to amend the Plan and submit it to the Internal Revenue Service. If the Sponsor does not adopt the amendments made by the mass submitter, it will no longer be a Sponsor of a Plan identical to or a minor modifier of the mass submitter plan.

12.02	Amendment by Adopting Employer: The Employer may (1) change the choice of options in the Adoption Agreement, (2) add overriding language in the

Adoption Agreement when such language is necessary to satisfy Section 415 or Section 416 of the Code because of the required aggregation of multiple plans, (3) add certain model amendments published by the Internal Revenue Service which specifically provide that their adoption will not cause the Plan to be treated as individually designed and (4) attach a list of Section 411(d)(6) of the Code protected benefits which must be preserved from the Employer’s prior plan or plans. An Employer that amends the Plan for any other reason, including a waiver of the minimum funding requirement under Section 412(d) of the Code, will no longer participate in this Prototype Plan and will be considered to have an individually designed Plan. An Employer may amend the administrative provisions of the Trust Agreement (or Custodial Agreement) relating to investments and duties of trustee or custodian, so long as the amended provisions are not in conflict with any other provision of the Plan and do not cause the Plan to fail to qualify under Section 401(a) of the Code. The Employer may also amend the specifications of the name of the Plan, Employer, Trustee/Custodian, Plan Administrator or other fiduciaries, the trust year and the name of any pooled trust in which the Plan’s trust will participate.

12.03
Amendment of Vesting Schedule: If the Plan’s vesting schedule is amended, or the Plan is amended in any way that directly or indirectly affects the computation of a Participant’s nonforfeitable percentage, or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Participant with at least 3 Years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the Plan without regard to such amendment or change. For Participants who do not have at least 1 Hour of Service in any Plan Year beginning after December 31, 1988, the preceding sentence shall be applied by substituting “5 Years of Service” for “3 Years of Service” where such language appears.

The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

(a)	60 days after the amendment is adopted;

(b)	60 days after the amendment becomes effective; or

(c)	60 days after the Participant is issued written notice of the amendment by the Employer or Plan Administrator.

12.04
Amendments Affecting Vested and/or Accrued Benefits: No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant’s accrued benefit. Notwithstanding the preceding sentence, a Participant’s account balance may be reduced to the extent permitted under Section 412(c)(8) of the Code. For purposes of this paragraph, a plan amendment which has the effect of decreasing a Participant’s account balance with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit. Furthermore if the vesting schedule of a plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee’s employer-derived accrued benefit will not be less than the percentage computed under the plan without regard to such amendment. No amendment to the plan shall be effective to eliminate or restrict an optional form of benefit. The preceding sentence shall not apply to a plan amendment that eliminates or restricts the ability of a participant to receive payment of his or her account balance under a particular optional form of benefit if the amendment satisfies the conditions in (1) and (2) below:

(1)
The amendment provides a single-sum distribution form that is otherwise identical to the optional form of benefit eliminated or restricted. For purposes of this condition (1), a single-sum distribution form is otherwise identical only if it is identical in all respects to the eliminated or restricted optional form of benefit (or would be identical except that it provides greater rights to the participant) except with respect to the timing of payments after commencement.

(2)
The amendment is not effective unless the amendment provides that the amendment shall not apply to any distribution with an annuity starting date earlier than the earlier of: (i) the 90th day after the date the participant receiving the distribution has been furnished a summary that reflects the amendment and that satisfies the ERISA requirements at 29 CFR 2520, 104b-3 relating to a summary of material modifications or (ii) the first day of the second plan year following the plan year in which the amendment is adopted.

12.05	Vesting Upon Plan Termination: In the event of the termination or partial termination of the Plan the account balance of each affected Participant will be nonforfeitable.

12.06
Vesting Upon Complete Discontinuance of Contributions: If the Plan is a profit-sharing plan, and there is a complete discontinuance of contributions under the Plan, the account balance of each affected Participant will be nonforfeitable.

12.07
Maintenance of Benefit Upon Plan Merger: In the event of a merger or consolidation with, or transfer of assets or liabilities to any other plan, each Participant will receive a benefit immediately after such merger, etc. (if the Plan then terminated) which is at least equal to the benefit to which the Participant was entitled immediately before such merger, etc. (if the Plan had terminated).

ARTICLE XIII
MISCELLANEOUS PROVISIONS

13.01
Inalienability of Benefits: No benefit or interest available hereunder will be subject to assignment or alienation, either voluntarily or involuntarily. The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order, as defined in Section 414(p) of the Code, or any domestic relations order entered before January 1, 1985.

13.02	Exclusive Benefit: The corpus or income of the trust may not be diverted to or used for any other than the exclusive benefit of the Participant or their beneficiaries.

13.03	Reversion of Plan Assets to Employer: Notwithstanding the provisions of Section 6.01(d) of the Plan:

(a)	Any contribution made by the Employer because of a mistake of fact must be returned to the Employer within one year of the contribution.

(b)
In the event that the Commissioner of Internal Revenue determines that the Plan is not initially qualified under the Internal Revenue Code, any contribution made incident to that initial qualification by the Employer must be returned to the Employer within one year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Employer’s return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

(c)
All contributions made by the Employer are conditioned on the deductibility of such contributions under Section 404 of the Code. To the extent that a deduction is disallowed, such contribution, to the extent disallowed, shall be returned to the Employer within one year after the date of disallowance.

13.04
Failure of Qualification: If the Employer’s Plan fails to attain or retain qualification, such Plan will no longer participate in this Prototype Plan and will be considered an individually designed plan.

13.05	Crediting Service with Predecessor Employer: If the Employer maintains the Plan of a predecessor Employer, service with such employer will be treated as service for the Employer.

13.06	State Law: Except as preempted by ERISA, this Plan shall be governed by the laws of the State indicated in the Adoption Agreement.

ARTICLE XIV
GLOSSARY OF PLAN TERMS

The following words and phrases, when used herein shall have the meanings indicated below, unless a different meaning is clearly indicated by the context. All references to sections herein pertain to sections of the Plan unless otherwise indicated by the text or context.

PART A - THE FOLLOWING ARE GENERAL DEFINITIONS UNDER THE PLAN

14.01
Adoption Agreement: The instrument, completed and executed by the Employer and accepted by the Trustee, in which the Employer adopts the Plan and Trust and selects its options under the Plan. There are a number of Adoption Agreements associated with this Plan and Trust document and not all elections referred to in this Plan are available in all Adoption Agreements. Therefore by adopting an Adoption Agreement which does not contain an election referred to in this Plan, the Employer shall not have such election available to it. Such agreement may be amended by the Employer from time to time, subject to Section 12.02 of the Plan.

14.02
Authorized Leave of Absence: Any absence authorized by the Employer under the Employer’s standard personnel practices, so long as all persons under similar circumstances will have such practice uniformly applied to them, and further provided that the Participant either returns or retires within the period of the Authorized Leave of Absence. An absence due to service in the armed forces of the United States or of any state shall be considered an Authorized Leave of Absence if that absence is caused by war or other emergency or if the Participant is required to serve under the laws of conscription in time of peace, and the Participant returns to employment within the time provided by law.

14.03	Beneficiary: The person or persons designated pursuant to Article XI of the Plan to receive a Participant’s benefits upon the Participant’s death, subject to the restrictions of Article X.

14.04
Benefiting: A Participant is treated as benefiting under the Plan for any Plan Year during which the Participant received or is deemed to receive an allocation in accordance with Section 1.410(b)-3(a).

14.05	Break in Service:

(a)
Hour of Service Method - If the Employer has specified in the Adoption Agreement that the Hour of Service method shall be used, then a Break in Service shall mean a Plan Year during which an Employee does not complete more than 500 (or less, if so elected in the Adoption Agreement) Hours of Service with the Employer. However, in determining the Break in Service referenced in this paragraph, the computation period shall be the same as that which is used to determine a Year of Service for eligibility purposes.

Solely for the purpose of determining whether a Break in Service for eligibility and vesting purposes has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 Hours of Service per day of such absence. The Hours of Service credited under this paragraph shall be credited in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or, in all other cases, in the following computation period.

(b)
Elapsed Time Method - If the Employer has specified in the Adoption Agreement that the elapsed time method shall be used, then a Break in Service shall mean a Period of Severance of at least twelve-consecutive months.

A Period of Severance is a continuous period of time during which the Employee is not employed by the Employer. Such period begins on the date the Employee retires, quits, or is discharged, or if earlier, the 12 month anniversary of the date on which the Employee was otherwise first absent from service.

In the case of an individual who is absent from work for maternity or paternity reasons, the twelve-consecutive month period beginning on the first anniversary of the first date of such absence shall not constitute a Break in Service.

(c)
For purposes of Sections 14.05(a) and (b) above, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of the birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for the purpose of caring for such child for a period beginning immediately following such birth or placement.

14.06
Code: The Internal Revenue Code of 1986 and the regulations thereunder, as heretofore or hereafter amended. Reference to a section of the Code shall include that section and any comparable section or sections, or any future statutory provision which amends, supplements or supersedes that section.

14.07
Collective Bargaining Agreement: An agreement which the Secretary of Labor finds to be a Collective Bargaining Agreement between employee representatives and one or more employers, if there is evidence that retirement benefits were the subject of good faith bargaining and if less than two percent of the Employees of the Employer who are covered pursuant to that agreement are professionals as defined in Section 1.410(b)-9(g) of the proposed regulations. For this purpose, the term “employee representatives” does not include any organization more than half of whose members are employees who are owners, officers, or executives of the Employer.

14.08
Compensation: Compensation will mean Compensation as that term is defined in Section 14.39 of the Plan. For any Self-Employed covered under the Plan, Compensation will mean Earned Income. Compensation shall include only that Compensation which is actually paid to the Participant during the Determination Period. Except as provided elsewhere in this Plan, the Determination Period shall be the period elected by the Employer in the Adoption Agreement. If the Employer makes no election, the Determination Period shall be the Plan Year.

For Plan Years beginning on and after the earlier of January 1, 2001 or the first day of the first Plan Year for which the Plan was operated in accordance with the Community Renewal Tax Relief Act of 2000 (“CRA”) amendment of Section 414(s), but in no case earlier than the first day of the first Plan Year beginning on or after January 1, 1998, Compensation shall not include elective amounts that are not includible in the gross income of the Employee under Sections 125, 132(f)(4), 402(e)(3), 402(h), or 403(b). This amendment shall apply for purposes of Section(s) 14.08 and 14.39 of the Plan.

Notwithstanding the above, if elected by the Employer in the Adoption Agreement, Compensation shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under Sections 125, 132(f)(4), 402(e)(3), 402(h)(1)(B) or 403(b) of the Code.

For Plan Years beginning on or after January 1, 1989 and before January 1, 1994, the annual Compensation of each Participant taken into account for determining all benefits provided under the Plan for any Plan Year shall not exceed $200,000. This limitation shall be adjusted by the Secretary at the same time and in the same manner as under Section 415(d) of the Code, except that the dollar increase in effect on January 1 of any calendar year is effective for Plan Years beginning in such calendar year and the first adjustment to the $200,000 limitation is effective on January 1, 1990.

For Plan Years beginning on or after January 1, 1994, the annual Compensation of each Participant taken into account for determining all benefits provided under the Plan for any Plan Year shall not exceed $150,000, as adjusted for increases in the cost-of-living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any determination period beginning in such calendar year.

If a Determination Period consists of fewer than 12 months the annual Compensation limit is an amount equal to the otherwise applicable annual Compensation limit multiplied by a fraction, the numerator of which is the number of months in the short Determination Period, and the denominator of which is 12.

If Compensation for any prior Determination Period is taken into account in determining a Participant’s allocation for the current Plan Year, the Compensation for such prior Determination Period is subject to the applicable annual compensation limit in effect for that prior Period. For this purpose, in determining allocations in Plan Years beginning on or after January 1, 1989, the annual Compensation limit in effect for Determination Periods beginning before that date is $200,000. In addition, in determining allocations in Plan Years beginning on or after January 1, 1994, the annual Compensation limit in effect for Determination Periods beginning before that date is $150,000.

If so elected in the Adoption Agreement, Compensation for purposes of allocating Employer Contributions shall not include Compensation prior to the date the Employee’s participation in this Plan commenced. For purposes of determining the Compensation of a Self-Employed, Compensation shall be deemed to have been earned at a uniform rate throughout the year, and shall include a pro rata amount based on the number of complete months of participation in this Plan.

If so elected in the Adoption Agreement, Compensation for purposes of allocating Employer Contributions shall not include overtime or bonuses. However, Compensation may exclude overtime and bonuses for a Plan Year only if the “compensation percentage” for the Employer’s Highly Compensated Employees is not greater than the “compensation percentage” for the Employer’s Nonhighly Compensated Employees. The Compensation percentage for a group of Employees is calculated by averaging the separately calculated Compensation ratios for each Employee in the group. An Employee’s compensation ratio is calculated by dividing the amount of the Employee’s Compensation taking into consideration any exclusions from Compensation under the Adoption Agreement, by the amount of the Employee’s Compensation unreduced by any exclusions elected under the Adoption Agreement.

14.09
Depository: The entity, if any, identified as such in the Adoption Agreement. The term “Depository” may include, among others, a financial institution in which all or part of the plan assets have been invested, or a brokerage or similar company with or through which all or part of the assets have been invested, at the direction of the Trustee, Employer, Plan Administrator, or by a Participant.

14.10
Disability: Disability means inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The permanence and degree of such impairment shall be supported by medical evidence. Disability shall be determined by a licensed physician selected by the Plan Administrator. If available and elected by the Employer in the Adoption Agreement, nonforfeitable contributions will be made to the Plan on behalf of each disabled Participant who is not a Highly Compensated Employee (within the meaning of Section 14.20 of the Plan).

14.11
Earned Income: Earned Income means the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified plan to the extent deductible under Section 404 of the Code.

Net earnings shall be determined with regard to the deduction allowed to the Employer by Section 164(f) of the Code for taxable years beginning after December 31, 1989.

14.12
Employee: Any Employee of the Employer maintaining the Plan or of any other employer required to be aggregated with such Employer under Sections 414(b), (c), (m) or (o) of the Code. The term Employee also includes any Leased Employee deemed to be an Employee of any employer described in the previous sentence as provided in Sections 414(n) or (o) of the Code.

14.13
Employee Nondeductible Contribution: Any contribution made to the Plan by or on behalf of a Participant that is included in the Participant’s gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated.

If elected by the Employer in the Adoption Agreement, pursuant to Section 4.02 of the Plan, such Employee Nondeductible Contributions will be mandatory. In such case, the Employer shall establish uniform and nondiscriminatory rules and procedures for mandatory Employee Nondeductible Contributions as it deems necessary, including requirements describing amounts and/or percentages of Compensation Participants may or must contribute to the Plan.

14.14	Employee Contribution Account: The account maintained with respect to a Participant in which are recorded any Employee Contributions and any earnings or losses thereon.

14.15
Employer: The sole proprietor, partnership, corporation, or other entity whose name appears on the Adoption Agreement executed by it, any successor which elects to continue the Plan, and any predecessor which has maintained this Plan.

14.16	Employer Contributions: Any profit-sharing or money purchase contributions made by the Employer pursuant to Article III and Article XV of the Plan.

14.17	Employer Contribution Account: The account maintained with respect to a Participant in which are recorded any Employer Contributions and earnings or losses thereon.

14.18
Entry Date: The date or dates set out in the Adoption Agreement or in Section 11.03 of the Plan as of which an Employee who has satisfied the eligibility requirements may enter this Plan and become a Participant hereunder.

14.19
Family Member: An individual described in Section 414(q)(6)(B) of the Code. Generally, this term includes, with respect to a Participant, such Participant’s spouse and lineal ascendants or descendants and the spouses of such lineal ascendants or descendants.

14.20	Highly Compensated Employee:

(a)
Effective for years beginning after December 31, 1996, the term Highly Compensated Employee means any Employee who: (1) was a 5-percent owner at any time during the year or the preceding year, or (2) for the preceding year had compensation from the Employer in excess of $80,000 and, if the employer so elects, was in the top-paid group for the preceding year. The $80,000 amount is adjusted at the same time and in the same manner as under Section 415(d), except that the base period is the calendar quarter ending September 30, 1996.

(b)	For this purpose the applicable year of the Plan for which a determination is being made is called a determination year and the preceding 12-month period is called a look-back year.

(c)
A Highly Compensated former Employee is based on the rules applicable to determining Highly Compensated Employee status as in effect for that determination year, in accordance with Section 1.414(q)-1T, A-4 of the temporary Income Tax Regulations and Notice 97-45.

(d)
In determining whether an Employee is a Highly Compensated Employee for years beginning in 1997, the amendments to Section 414(q) stated above are treated as having been in effect for years beginning in 1996.

14.21	Hour of Service: Hour of Service shall mean:

(a)
Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours will be credited to the Employee for the Computation period in which the duties are performed; and

(b)
Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty leave of absence. No more than 501 hours of service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph will be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which is incorporated herein by this reference; and

(c)
Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service will not be credited both under paragraph (a) or (b), as the case may be, and under this paragraph (c). These hours will be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

Hours of Service will be credited for employment with other members of an affiliated service group (under Section 414(m)), a controlled group of corporations (under Section 414(b)), or a group of trades or businesses under common control (under Section 414(c)) of which the adopting employer is a member, and any other entity required to be aggregated with the employer pursuant to Section 414(o) and the regulations thereunder.

Hours of Service will also be credited for any individual considered an Employee for purposes of this Plan under Section 414(n) or Section 414(o) and the regulations thereunder.

Solely for purposes of determining whether a Break in Service, as defined in Section 14.05, for participation and vesting purposes has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, 8 Hours of Service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of a birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this paragraph shall be credited (1) in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or (2) in all other cases, in the following computation period.

(d)	Service will be determined on the basis of the method selected in the Adoption Agreement.

14.22
Investment Manager: Any person, firm or corporation who is a registered investment advisor under the Investment Advisors Act of 1940, a bank, or an insurance company, who has the power to manage, acquire or dispose of Plan assets, and who acknowledges in writing his fiduciary responsibility to the Plan.

14.23	Leased Employee: Any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person (“leasing organization”) has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

A Leased Employee shall not be considered an Employee of the recipient if: (a) such employee is covered by a money purchase pension plan providing (1) a nonintegrated employer contribution rate of at least 10 percent of Compensation, as defined in Section 14.39 of the Plan, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee’s gross income under Section 125, Section 132(f)(4), Section 402(e)(3), Section 402(h)(1)(B) or Section 403(b) of the Code, (2) immediate participation, and (3) full and immediate vesting; and (b) Leased Employees do not constitute more than 20 percent of the recipient’s nonhighly compensated workforce.

14.24	Nonhighly Compensated Employee: An Employee who is neither a Highly Compensated Employee nor a Family Member of a Highly Compensated Employee.

14.25
Nonresident Alien: A nonresident alien who receives no earned income from the Employer which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code).

14.26
Normal Retirement Age: The age selected in the Adoption Agreement. If the Employer enforces a mandatory retirement age, the Normal Retirement Age is the lesser of that mandatory age or the age specified in the Adoption Agreement.

14.27	Owner-Employee: An individual who is a sole proprietor, or who is a partner owning more than 10 percent of either the capital or profits interest of the partnership.

14.28
Participant: An Employee who has satisfied the eligibility requirements contained in the Adoption Agreement and in Article II of the Plan with respect to a particular type of contribution, and who was employed by the Employer on the Entry Date. Such Employee is a Participant only with respect to the type(s) of contributions for which the eligibility and Entry Date requirements have been satisfied.

14.29
Plan: This Plan and Trust adopted by the Employer as provided herein and on the Adoption Agreement executed by the Employer. Unless otherwise indicated, any reference to the Plan shall also include the Adoption Agreement and Trust Agreement adopted by the Employer and Trustee(s).

14.30	Plan Administrator: The person or persons named to administer the Plan (as set forth in Article VII), on behalf of the Employer as specified in the Adoption Agreement.

14.31	Plan Year: The 12-consecutive month period designated by the Employer in the Adoption Agreement or specified in Section 11.03.

14.32
Self-Employed: An individual who has Earned Income for the taxable year from the trade or business for which the Plan is established; also, an individual who would have had Earned Income but for the fact that the trade or business had no net profits for the taxable year.

14.33	Straight Life Annuity: An annuity payable in equal installments for the life of the Participant that terminate upon the Participant’s death.

14.34
Trust Fund: The fund maintained in accordance with the Trust Agreement and the property held therein. If the Employer has designated a Custodian in the Adoption Agreement, the term “Custodial Fund” shall be substituted for “Trust Fund” throughout this Plan, the Trust Agreement and the Adoption Agreement.

14.35
Trustee: The person or persons named in the Adoption Agreement and accepting the Trust, or any successor or successors appointed by the Employer and accepting the Trust. If the Employer has designated a Custodian in the Adoption Agreement, the term “Custodian” shall be substituted for “Trustee” throughout this Plan, the Trust Agreement and the Adoption Agreement.

14.36	Valuation Date: The last day of each Plan Year, any additional dates specified in the Adoption Agreement, and such other dates as shall be directed by the Plan Administrator.

14.37	Year of Service:

(a)
Hours of Service Method: If the Employer has specified in the Adoption Agreement that service will be credited on the basis of hours, days, weeks, semi-monthly payroll periods, or months, a Year of Service is a 12-consecutive month computation period during which the Employee completes at least the number of Hours of Service (not to exceed 1,000) specified in the Adoption Agreement.

(b)	Elapsed Time Method:

(1)
If the Employer has specified in the Adoption Agreement (or if the Adoption Agreement default is) that service will be credited under the Elapsed Time Method, for purposes of determining an Employee’s initial or continued eligibility to participate in the Plan or the nonforfeitable interest in a Participant’s account balance derived from Employer Contributions, a Year of Service is a period of service of 365 days.

(2)
For purposes of determining an Employee’s initial or continued eligibility to participate in the Plan or the nonforfeitable interest in the Participant’s account balance derived from Employer Contributions, (except for periods of service which may be disregarded on account of the “rule of parity” described in Sections 2.08 and 5.06) an Employee will receive credit for the aggregate of all time period(s) commencing with the Employee’s first day of employment or reemployment and ending on the date a Break in Service begins. The first day of employment or reemployment is the first day the Employee performs an Hour of Service. An Employee will also receive credit for any period of severance of less than 12 consecutive months. Fractional periods of a year will be expressed in terms of days.

PART B - THE FOLLOWING DEFINITIONS RELATE TO LIMITATIONS ON ALLOCATIONS (SEE ARTICLE VI)

14.38	Annual Additions: The sum of the following amounts credited to a Participant’s account for the Limitation Year

(a)	Employer Contributions,

(b)	Employee Contributions,

(c)	Forfeitures, and

(d)
amounts allocated, after March 31, 1984, to an individual medical account, as defined in Section 415(l)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer are treated as Annual Additions to a defined contribution plan. Also amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer are treated as Annual Additions to a defined contribution plan, and allocations under a simplified employee pension plan.

For this purpose, any excess amount applied under Sections 6.01(d) or 6.02(f) in the Limitation Year to reduce Employer contributions will be considered Annual Additions for such Limitation Year.

14.39	Compensation: As elected by the Employer in the Adoption Agreement, Compensation shall mean all of a Participant’s:

(a)
Information required to be reported under Sections 6041, 6051, and 6052 of the Code (Wages, tips and other compensation as reported on Form W-2). Compensation is defined as wages within the meaning of Section

3401(a) and all other payments of compensation to an employee by the employer (in the course of the employer’s trade or business) for which the employer is required to furnish the employee a written statement under Sections 6041(d), 6051(a)(3), and 6052. Compensation must be determined without regard to any rules under Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2)).

(b)
Section 3401(a) wages. Wages as defined in Section 3401(a) for the purposes of income tax withholding at the source but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2)).

(c)
415 safe-harbor Compensation. Wages, salaries, and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, and expense allowances under a nonaccountable plan (as described in Section 1.62-2(c))), and excluding the following:

(1)
Employer contributions to a plan of deferred compensation which are not includible in the Employee’s gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan, or any distributions from a plan of deferred compensation;

(2)
Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(3)	Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

(4)
other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Section 403(b) of the Internal Revenue Code (whether or not the amounts are actually excludible from the gross income of the Employee).

For any Self-Employed, Compensation will mean Earned Income.

For Limitation Years beginning after December 31, 1991, for purposes of applying the limitations of Article VI, Compensation for a Limitation Year is the Compensation actually paid or includible in gross income during such Limitation Year.

Notwithstanding the preceding sentence, Compensation for a Participant in a defined contribution plan who is permanently and totally disabled (as defined in Section 22(e)(3) of the Internal Revenue Code) is the Compensation such Participant would have received for the Limitation Year if the Participant had been paid at the rate of Compensation paid immediately before becoming permanently and totally disabled; for Limitation Years beginning before January 1, 1997, such imputed compensation for the disabled Participant may be taken into account only if the Participant is not a Highly Compensated Employee (as defined in Section 14.20 of the Plan) and contributions made on behalf of such Participant are nonforfeitable when made.

For Limitation Years beginning after December 31, 1997, for purposes of applying the limitations of this Article, Compensation paid or made available during such Limitation Year shall include any Elective Deferral (as defined in Code Section 402(g)(3)), and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Sections 125, 132(f)(4) or 457.

For Limitation Years beginning on and after the earlier of January 1, 2001 or the first day of the first Limitation Year for which the Plan was operated in accordance with the Community Renewal Tax Relief Act of 2000 (“CRA”) amendment of Section 415(c)(3), but in no case earlier than the first day of the first Limitation Year beginning on or after January 1, 1998, for purposes of applying the limitations described in this Section 14.39 of the Plan, Compensation paid or made available during such Limitation Years shall include elective amounts that are not includible in the gross income of the Employee by reason of Section 132(f)(4).

This amendment shall also apply to the definition of Compensation for purposes of Section 14.08 of the Plan for Plan Years beginning on and after the earlier of January 1, 2001, or the first day of the First Plan Year for which these sections of the Plan were operated in accordance with the CRA amendment of Section 415(c)(3), but in no case earlier than the first day of the first Plan Year beginning on or after January 1, 1998.

14.40
Defined Benefit Fraction: A fraction, the numerator of which is the sum of the Participant’s projected annual benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125 percent of the dollar limitation determined for the Limitation Year under Sections 415(b) and (d) of the Code or 140 percent of the highest average Compensation, including any adjustments under Section 415(b) of the Code.

Notwithstanding the above, if the Participant was a Participant as of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Section 415 for all Limitations Years beginning before January 1, 1987.

14.41	Defined Contribution Dollar Limitation: $30,000, as adjusted under Section 415(d) of the Code.

14.42
Defined Contribution Fraction: A fraction, the numerator of which is the sum of the Annual Additions to the Participant’s account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years (including the Annual Additions attributable to the Participant’s nondeductible employee contributions to all defined benefit plans, whether or not terminated, maintained by the Employer, and the Annual Additions attributable to all welfare benefit funds, as defined in Section 419(e) of the Code, and individual medical accounts, as defined in Section 415(l)(2) of the Code, maintained by the Employer), and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior Limitation Years of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any Limitation Year is the lesser of 125 Percent of the dollar limitation determined under Section 415(b) and (d) of the Code in effect under Section 415(c)(1)(A) of the Code or 35 percent of the Participant’s Compensation for such year.

If the Employee was a Participant as of the end of the first day of the first Limitation Year beginning after December 31, 1986, in one or more defined contribution plans maintained by the Employer which were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (a) the excess of the sum of the fractions over 1.0 times and (b) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last limitation year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

The Annual Additions for any Limitation Year beginning before January 1, 1987, shall not be recomputed to treat all employee contributions as Annual Additions.

14.43
Employer: For purposes of Article VI, employer shall mean the Employer that adopts this Plan, and all members of a controlled group of corporations (as defined in Section 414(b) of the Code as modified by Section 415(h)), all commonly controlled trades or businesses (as defined in Section 414(c) as modified by Section 415(h)) or affiliated service groups (as defined in Section 414(m)) of which the adopting employer is a part, and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code.

14.44	Excess Amount: The excess of the Participant’s Annual Additions for the Limitation Year over the Maximum Permissible Amount.

14.45
Highest Average Compensation: The average compensation for the three consecutive Years of Service with the Employer that produces the highest average. A Year of Service with the Employer is the 12-consecutive month period defined in the Adoption Agreement.

14.46
Limitation Year: A calendar year, or the 12-consecutive month period elected by the Employer in the Adoption Agreement or specified in Section 11.03. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

14.47	Master or Prototype Plan: A plan the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.

14.48	Maximum Permissible Amount: The maximum Annual Addition that may be contributed or allocated to a Participant’s account under the Plan for any Limitation Year shall not exceed the lesser of:

(a)	the Defined Contribution Dollar Limitation, or

(b)	25 percent of the Participant’s Compensation for the Limitation Year.

The compensation limitation referred to in (b) shall not apply to any contribution for medical benefits (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition under Section 415(l)(1) or 419A(d)(2) of the Code.

If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the Maximum Permissible Amount will not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

Number of months in the short Limitation Year

12

14.49
Projected Annual Benefit: The annual retirement benefit (adjusted to an actuarially equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity) or Qualified Joint and Survivor Annuity to which the Participant would be entitled under the terms of the Plan assuming:

(a)	the Participant will continue employment until Normal Retirement Age under the Plan (or current age, if later), and

(b)	the Participant’s Compensation for the current Limitation Year and all other relevant factors used to determine benefits under the Plan will remain constant for all future Limitation Years.

PART C - THE FOLLOWING DEFINITIONS RELATE TO JOINT AND SURVIVOR ANNUITY REQUIREMENTS (SEE ARTICLE X).

14.50	Annuity Starting Date: The first day of the first period for which an amount is paid as an annuity or any other form.

14.51	Earliest Retirement Age: The earliest date on which, under the Plan, the Participant could elect to receive retirement benefits.

14.52	Election Period:

(a)
The period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant’s death. If a Participant separates from service prior to the first day of the Plan Year in which age 35 is attained, with respect to the account balance as of the date of separation, the election period shall begin on the date of separation.

(b)
Pre-age 35 waiver - A Participant who will not yet attain age 35 as of the end of any current Plan Year may make a special qualified election to waive the Qualified Preretirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35. Such election shall not be valid unless the Participant receives a written explanation required under Section 9.04. Qualified Preretirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after such date shall be subject to the full requirements of Article X.

14.53
Qualified Election: A waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity. Any waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity shall not be effective unless: (a) the Participant’s spouse consents in writing to the election;

(b) the election designates a specific Beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (or the spouse expressly permits designations by the Participant without any further spousal consent); (c) the spouse’s consent acknowledges the effect of the election; and (d) the spouse’s consent is witnessed by a plan representative or notary public. Additionally, a Participant’s waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the spouse expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of a plan representative that there is no spouse or that the spouse cannot be located, a waiver will be deemed a qualified election.

Any consent by a spouse obtained under this provision (or establishment that the consent of a spouse may not be obtained) shall be effective only with respect to such spouse. A consent that permits designations by the Participant without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in Section 9.04.

14.54
Qualified Joint and Survivor Annuity: An immediate annuity for the life of the Participant with a survivor annuity for the life of the spouse which is not less than 50 percent and not more than 100 percent of the amount of the annuity which is payable during the joint lives of the Participant and spouse and which is the amount of benefit which can be purchased with the Participant’s vested account balance. The percentage of the survivor annuity under the Plan shall be 50% (unless a different percentage is elected by the Employer in the Adoption Agreement.)

14.55
Spouse (Surviving Spouse): The spouse or surviving spouse of the Participant, provided that a former spouse will be treated as the spouse or surviving spouse and a current spouse will not be treated as the spouse or surviving spouse to the extent provided under a Qualified Domestic Relations Order as described in Section 414(p) of the Code.

14.56
Vested Account Balance: The aggregate value of the Participant’s Vested Account Balances derived from Employer and Employee Contributions (including rollovers), whether vested before or upon death, including the proceeds of insurance contracts, if any, on the Participant’s life. The provisions of Article X shall apply to a Participant who is vested in amounts attributable to Employer Contributions, Employee Contributions (or both) at the time of death or distribution.

PART D - THE FOLLOWING DEFINITIONS RELATE TO MINIMUM REQUIRED DISTRIBUTIONS UPON ATTAINING AGE 70 1/2 OR DEATH (SEE ARTICLE XII)

14.57
Applicable Life Expectancy: The life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or Designated Beneficiary) as of the Participant’s (or Designated Beneficiary’s) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If the life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year, and if life expectancy is being recalculated such succeeding calendar year.

14.58	Designated Beneficiary: The individual who is designated as the Beneficiary under the Plan in accordance with Section 401(a)(9) of the Code.

14.59
Distribution Calendar Year: A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Section 10.07(e) of the Plan.

14.60
Distribution Calendar Year: Life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations.

Unless otherwise elected by the Participant (or spouse, in the case of distributions described in Section 10.07(e)(2)(B) of the Plan) by the time distributions are required to begin, life expectancies shall not be recalculated annually. Such election shall be irrevocable as to the Participant (or spouse) and shall apply to all subsequent years. The life expectancy of a nonspouse Beneficiary may not be recalculated.

14.61	Participant’s Benefit:

(a)
The account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date.

(b)
Exception for second Distribution Calendar Year - For purposes of paragraph (a) above, if any portion of the minimum distribution for the first Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

14.62	Required Beginning Date:

(a)	The Required Beginning Date of a Participant shall be defined as one of the following as elected by the Employer in the Adoption Agreement:

(1)	The Required Beginning Date of a Participant is the April 1 of the calendar year following the calendar year in which the Participant attains age 70½.

(2)
The Required Beginning Date of a Participant is the April 1 of the calendar year following the calendar year in which the Participant attains age 70½, except that benefit distributions to a participant (other than a 5-percent owner) with respect to benefits accrued after the later of the adoption or effective date of the amendment to the Plan must commence by the later of the April 1 of the calendar year following the calendar year in which the Participant attains age 70½ or retires.

(3)
The Required Beginning Date of a participant is the later of the April 1 of the calendar year following the calendar year in which the Participant attains age 70½ or retires except that benefit distributions to a 5-percent owner must commence by the April 1 of the calendar year following the calendar year in which the Participant attains age 70½.

(A)
Any Participant attaining age 70½ in years after 1995 may elect by April 1 of the calendar year following the year in which the Participant attained age 70½, (or by December 31, 1997 in the case of a Participant attaining age 70½ in 1996) to defer distributions until the calendar year following the calendar year in which the Participant retires. If no such election is made the participant will begin receiving distributions by the April 1 of the calendar year following the year in which the Participant attained age 70½ (or by December 31, 1997 in the case of a Participant attaining age 70½ in 1996).

(B)
Any Participant attaining age 70½ in years prior to 1997 may elect to stop distributions and recommence by the April 1 of the calendar year following the year in which the Participant retires. As elected by the Employer in the Adoption Agreement there is either:

(i)	a new Annuity Starting Date upon recommencement, or

(ii)	no new Annuity Starting Date upon recommencement.

(C)
The preretirement age 70½ distribution option is only eliminated with respect to Employees who reach age 70½ in or after a calendar year that begins after the later of December 31, 1998, or the adoption date of the amendment. The preretirement age 70½ distribution option is an optional form of benefit under which benefits payable in a particular distribution form (including any modifications that may be elected after benefit commencement) commence at a time during the period that begins on or after January 1 of the calendar year in which an employee attains age 70½ and ends April 1 of the immediately following calendar year.

(b)
5-percent owner. A Participant is treated as a 5-percent owner for purposes of this section if such Participant is a 5-percent owner as defined in Section 416 of the Code at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70½.

Once distributions have begun to a 5-percent owner under this section, they must continue to be distributed, even if the Participant ceases to be a 5-percent owner in a subsequent year.

PART E - THE FOLLOWING DEFINITIONS RELATE TO TOP-HEAVY PLANS (SEE ARTICLE IX)

14.63
Key Employee: Any Employee or former Employee (and the beneficiaries of such Employee) who at any time during the determination period was an officer of the employer if such individual’s annual Compensation exceeds 50 percent of the dollar limitation under Section 415(b)(1)(A) of the Code, an owner (or considered an owner under Section 318 of the Code) of one of the 10 largest interests in the Employer if such individual’s Compensation exceeds 100 percent of the dollar limitation under Section 415(c)(1)(A) of the Code, a 5-percent owner of the Employer, or a 1-percent owner of the Employer who has annual Compensation of more than $150,000. Annual Compensation means compensation as defined in Section 415(c)(3) of the Code, but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludible from the Employee’s gross income under Section 125, Section 402(e)(3), Section 402(h)(1)(B) or Section 403(b) of the Code. The determination period is the Plan Year containing the determination date and the 4 preceding Plan Years.

The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the regulations thereunder.

14.64	Top-Heavy Plan: For any Plan Year beginning after December 31, 1983, this Plan is Top-Heavy if any of the following conditions exists:

(a)	If the Top-Heavy Ratio for this Plan exceeds 60 percent and this Plan is not part of any required aggregation group or permissive aggregation group of plans.

(b)	If this Plan is a part of a required aggregation group of plans but not part of a permissive aggregation group and the Top-Heavy Ratio for the group of plans exceeds 60 percent.

(c)
If this Plan is a part of a required aggregation group and part of a permissive aggregation group of plans and the Top-Heavy Ratio for the group of plans and the Top-Heavy Ratio for the permissive aggregation group exceeds 60 percent.

14.65	Top-Heavy Ratio:

(a)
If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the employer has not maintained any defined benefit plan which during the 5-year period ending on the determination date(s) has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the determination date(s) (including any part of any account balance distributed in the 5-year period ending on the determination date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the determination date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the determination date(s)) both computed in accordance with Section 416 of the Code and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under Section 416 of the Code and the regulations thereunder.

(b)
If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (a) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (a) above, and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date(s), all determined in accordance with Section 416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the five-year period ending on the Determination Date.

(c)
For purposes of (a) and (b) above the value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Section 416 of the Code and the regulations thereunder for the first and second Plan Years of a defined benefit plan. The account balances and accrued benefits of a Participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not been credited with at least one Hour of Service with any employer maintaining the Plan at any time during the 5-year period ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Section 416 of the Code and the regulations thereunder. Deductible Employee Contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

The accrued benefit of a Participant other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

14.66
Permissive Aggregation Group: The Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

14.67	Required Aggregation Group:

(a)	Each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and

(b)	any other qualified plan of the Employer which enables a plan described in (a) above to meet the requirements of Sections 401(a)(4) or 410 of the Code.

14.68	Determination Date: For any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year.

14.69
Valuation Date: The date elected by the Employer in the Adoption Agreement or specified in Section 11.03 and such other dates as shall be directed by the Plan Administrator as of which account balances or accrued benefits are valued for purposes of calculating the Top-Heavy Ratio.

14.70	Present Value: Present Value shall be based only on the interest and mortality rates specified in the Adoption Agreement.

PART F - THE FOLLOWING DEFINITIONS RELATE TO QUALIFIED CASH OR DEFERRED ARRANGEMENTS (SEE ARTICLE XVI)

14.71
Actual Deferral Percentage; ADP: For a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (1) the amount of employer contributions actually paid over to the trust on behalf of such Participant for the Plan Year to (2) the Participant’s Compensation for such Plan Year (whether or not the Employee was a Participant for the entire Plan Year). Employer Contributions on behalf of any Participant shall include: (1) any Elective Deferrals made pursuant to the Participant’s deferral election, including Excess Elective Deferrals of Highly Compensated Employees, but excluding (a) Excess Elective Deferrals of Nonhighly Compensated Employees that arise solely from Elective Deferrals made under the plan or plans of this Employer and (b) Elective Deferrals that are taken into account in the Contribution Percentage test (provided the ADP test is satisfied both with and without exclusion of these Elective Deferrals); and (2) at the election of the Employer, Qualified Non-elective Contributions and Qualified Matching Contributions. For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Elective Deferrals shall be treated as a Participant on whose behalf no Elective Deferrals are made.

14.72
Aggregate Limit: The sum of (a) 125 percent of the greater of the ADP of the Nonhighly compensated Employees for the Plan Year or the ACP of Nonhighly Compensated Employees under the plan subject to Code Section 401(m) for the Plan Year beginning with or within the prior Plan Year of the cash or deferred arrangement and (b) the lesser of 200% or two plus the lesser of such ADP or ACP. “Lesser” is substituted for “greater” in “(a)”, above, and “greater” is substituted for “lesser” after “two plus the” in “(b)” if it would result in a larger Aggregate Limit. If the Employer has elected in the Adoption Agreement to use the Current Year Testing method, then, in calculating the Aggregate Limit for a particular Plan Year, the Nonhighly Compensated Employees’ ADP and ACP for that Plan Year, instead of for the prior Plan Year, is used.

14.73	Average Contribution Percentage; ACP: The average of the Contribution Percentages of the Eligible Participants in a group.

14.74	Compensation:

(a)	For purposes of allocating a Participant’s contribution including Elective Deferrals, Compensation shall have the meaning given it under Section 14.08 of the Plan.

(b)
Solely for purposes of determining whether a Plan satisfies either the ADP or ACP tests (described in Sections 15.05 and 15.11 respectively), the term Compensation may be determined on a Plan Year basis by the Plan Administrator. Such definition must however be one of the alternatives available under Section 14.08 of the Plan.

(c)
For Plan Years beginning before the later of January 1, 1992 or the date that is 60 days after publication of final regulations under Section 1.414(s)-1T, Compensation for purposes of computing the Actual Deferral Percentage and the Average Contribution Percentage shall be limited to Compensation received by an Employee while a Participant in the Plan.

14.75
Contribution Percentage: The ratio (expressed as a percentage) of the Participant’s Contribution Percentage Amounts to the Participant’s Compensation for the Plan Year (whether or not the Employee was a Participant for the entire Plan Year).

14.76
Contribution Percentage Amounts: The sum of the Employee Nondeductible Contributions, Matching Contributions and Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP test) made under the Plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall not include Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are Excess Deferrals, Excess Contributions, or Excess Aggregate Contributions. If so elected in the Adoption Agreement the Employer may include Qualified Nonelective Contributions in the Contribution Percentage Amounts. The Employer also may elect to use Elective Deferrals in the Contribution Percentage Amounts so long as the ADP test is met before the Elective Deferrals are used in the ACP test and continues to be met following the exclusion of those Elective Deferrals that are used to meet the ACP test.

14.77
Elective Deferrals: Any Employer contributions made to the Plan at the election of the Participant, in lieu of cash compensation, and shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism. With respect to any taxable year, a Participant’s Elective Deferral is the sum of all employer contributions made on behalf of such Participant pursuant to an election to defer under any qualified cash or deferred arrangement as described in Section 401(k) of the Code, any salary reduction simplified employee pension described in Section 408(k)(6), any SIMPLE IRA Plan described in Section 408(p), any eligible deferred compensation plan under Section 457, any plan as described under Section 501(c)(18), and any employer contributions made on the behalf of a Participant for the purchase of an annuity contract under Section 403(b) pursuant to a salary reduction agreement. Elective Deferrals shall not include any deferrals properly distributed as excess annual addition. The Employer may, if notification is made within a reasonable time and in a manner described in IRS Revenue Ruling 2000-8, 2000-7 IRB617, allow for negative elections. If such administrative provision applies and the Employee does not affirmatively elect to not participate and the Employee does not affirmatively elect a different amount (including no amount), a default amount shall be deducted from the Employee’s Compensation. Such default amount shall be part of the initial notification received by the Employer.

14.78	Elective Deferral Account: The account maintained with respect to a Participant in which are recorded his Elective Deferrals and any earnings or losses thereon.

14.79
Eligible Participant: Any Employee who is eligible to make an Employee Nondeductible Contribution, or an Elective Deferral (if the Employer takes such contributions into account in the calculation of the Contribution Percentage), or to receive a Matching Contribution (including forfeitures) or a Qualified Matching Contribution. If an Employee Contribution is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if such Employee made such a contribution shall be treated as an eligible Participant on behalf of whom no Employee Contributions are made.

14.80
Employee Nondeductible Contribution: Any contribution made to the Plan by or on behalf of a Participant that is included in the Participant’s gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated.

14.81	Excess Aggregate Contributions: With respect to any Plan Year, the excess of:

(a)
The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

(b)
the maximum Contribution Percentage Amounts permitted by the ACP test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

Such determination shall be made after first determining Excess Elective Deferrals pursuant to Section 14.83 and then determining Excess Contributions pursuant to Section 14.82.

14.82	Excess Contribution: With respect to any Plan Year, the excess of:

(a)	the aggregate amount of Employer contributions actually taken into account in computing the ADP of Highly Compensated Employees for such Plan Year, over

(b)
the maximum amount of such contributions permitted by the ADP test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of the ADPs, beginning with the highest of such percentages).

14.83	Excess Elective Deferrals:

(a)
Those Elective Deferrals that are includible in a Participant’s gross income under Section 402(g) of the Code to the extent such Participant’s Elective Deferrals for a taxable year exceed the dollar limitation under such Code section. Excess Elective Deferrals shall be treated as Annual Additions under the Plan, unless such amounts are distributed no later than the first April 15 following the close of the Participant’s taxable year.

(b)
Determination of Income or Loss - The Plan Administration may use one of the methods below for computing the income or loss allocable to Excess Elective Deferrals provided that such method is used consistently with respect to all Participants for the Taxable Year.

(1)	The method for allocating income or loss to all Participants accounts pursuant to Section 8.05 of the Plan shall be used; or

(2)	Excess Elective Deferrals shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Elective Deferrals is the sum of:

(A)
income or loss allocable to the Participant’s Elective Deferral account for the taxable year multiplied by a fraction, the numerator of which is such Participant’s Excess Elective Deferrals for the year and the denominator is the Participant’s account balance attributable to Elective Deferrals without regard to any income or loss occurring during such taxable year; and

(B)
10 percent of the amount determined under (A) multiplied by the number of whole calendar months between the end of the Participant’s taxable year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month; or

(3)	the income or loss allocable to Excess Elective Deferrals is the income or loss allocable to the Participant’s Elective Deferral account for the taxable year multiplied by a fraction, the numerator of which is such Participant’s Excess Elective Deferrals for the year and the denominator is the Participant’s account balance attributable to Elective Deferrals without regard to any income or loss occurring during such taxable year.

14.84
Matching Contribution: An Employer contribution made to this or any other defined contribution plan on behalf of a Participant on account of an Employee Nondeductible Contribution made by such Participant, or on account of a Participant’s Elective Deferral, under a plan maintained by the Employer.

14.85
Matching Contribution Account: The account maintained with respect to a Participant in which are recorded the Matching Contributions made on his behalf under this Plan and any earnings or losses thereon.

14.86
Qualified Matching Contributions: Matching Contributions which are subject to the distribution and nonforfeitability requirements under Section 401(k) of the Code when made. The term Qualified Matching Contributions shall also include Matching Contributions which the Employer redesignates as Qualified Matching Contributions.

14.87
Qualified Matching Contribution Account: The account maintained with respect to a Participant in which are recorded the Qualified Matching Contributions made on his behalf under this Plan and any earnings or losses thereon.

14.88
Qualified Nonelective Contributions: Contributions (other than Matching Contributions or Qualified Matching Contributions) made by the Employer and allocated to Participant’s accounts that the Participants may not elect to receive in cash until distributed from the Plan; that are nonforfeitable when made; and that are distributable only in accordance with the distribution provisions that are applicable to Elective Deferrals and Qualified Matching Contributions.

14.89
Qualified Nonelective Contribution Account: The account maintained with respect to a Participant in which are recorded the Qualified Nonelective Contributions made on his behalf under this Plan and any earnings or losses thereon.

ARTICLE XV
PROVISIONS FOR TRADITIONAL CASH OR DEFERRED ARRANGEMENTS

15.01
Participation and Coverage: Each Employee who is employed and compensated by the Employer, who is a member of an eligible class of Employees and who has satisfied the eligibility requirements contained in the Adoption Agreement with respect to Elective Deferrals shall become eligible to make Elective Deferrals to the Plan.

15.02
Employee Nondeductible Contributions: Any Employee eligible to make Employee Nondeductible Contributions under this Plan may do so by entering into a payroll deduction agreement in a form prescribed by or acceptable to the Plan Administrator. The Employer shall contribute to the Plan on behalf of the Participant through payroll deduction the amount indicated in such payroll deduction agreement.

15.03	Special Rules for Elective Deferrals:

(a)	Elective Deferrals:

(1)
Any Employee eligible to make Elective Deferrals under this Plan may do so by entering into a deferral agreement in a form prescribed by or acceptable to the Plan Administrator. The Employer shall contribute to the Plan on behalf of each Participant the amount deferred pursuant to such deferral agreement. The Plan Administrator may make reasonable rules applicable uniformly to all Employees as to when deferral agreements may be entered, when they will become effective, and how and when deferral agreements may be revoked or amended.

(2)
No Participant shall be permitted to have Elective Deferrals made under this Plan, or any other qualified plan maintained by the Employer, during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect at the beginning of such taxable year.

(b)
Distribution of Excess Elective Deferrals: A Participant may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by notifying the Plan Administrator on or before the date specified in the Adoption Agreement of the amount of the Excess Elective Deferrals to be assigned to the Plan. A Participant is deemed to notify the Plan Administrator of any Excess Elective Deferrals that arise by taking into account only those Elective Deferrals made to this Plan and any other plans of this Employer.

Notwithstanding any other provision of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year.

15.04
Actual Deferral Percentage Test: The Actual Deferral Percentage (hereinafter “ADP”) for Participants who are Highly Compensated Employees for each Plan Year and the ADP for Participants who are Nonhighly Compensated Employees for the same Plan Year must satisfy one of the following tests:

(a)
The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Nonhighly Compensated Employees for the same Plan Year multiplied by 1.25; or

(b)
the ADP for participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Participants who are Nonhighly Compensated Employees for the same Plan Year multiplied by 2.0, provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who are Nonhighly Compensated Employees by more than two (2) percentage points.

15.05
Prior Year Testing: The Actual Deferral Percentage (hereinafter “ADP”) for a Plan Year for Participants who are Highly Compensated Employees for each Plan Year and the prior years ADP for Participants who were Nonhighly Compensated Employees for the prior Plan Year must satisfy one of the following tests:

(a)
The ADP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Prior year’s ADP for Participants who were Nonhighly Compensated Employees for the prior Plan Year multiplied by 1.25; or

(b)
The ADP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Prior Year’s ADP for Participants who were Nonhighly Compensated Employees for the Prior Plan Year multiplied by 2.0, provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for Participants who were Nonhighly Compensated Employees in the prior Plan Year by more than 2 percentage points.

For the first Plan Year the Plan permits any Participant to make Elective deferrals and this is not a successor plan, for purposes of The foregoing tests, the prior year’s non-highly compensated Employees’ ADP shall be 3 percent unless the Employer has elected in the Adoption Agreement to use the Plan Year’s ADP for these Participants.

15.06
Current Year Testing: If elected by the Employer in the Adoption Agreement, the ADP tests in 1 and 2, above, will be applied by comparing the current Plan Year’s ADP for Participants who are highly compensated Employees with the current Plan Year’s ADP for Participants who are Nonhighly compensated Employees. Once made, this election can only be undone if the Plan meets the requirements for changing to Prior Year testing set forth in Notice 98-1 (or superseding guidance).

15.07	Special Rules for Actual Deferral Percentage Tests:

(a)
A Participant is a Highly Compensated Employee for a particular Plan Year if he or she meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a Nonhighly Compensated Employee for a particular Plan Year if he or she does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

(b)
The ADP for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferrals for purposes of the ADP test) allocated to his or her accounts under two or more arrangements described in Section 401(k) of the Code, that are maintained by the Employer, shall be determined as if such Elective Deferrals (and, if applicable, such Qualified Nonelective Contributions or Qualified Matching Contributions, or both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Section 401(k) of the Code.

(c)
In the event that this Plan satisfies the requirements of Sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then this Section shall be applied by determining the ADP of employees as if all such plans were a single plan. Any adjustments to the Nonhighly Compensated Employee ADP for the Prior Year will be made in accordance with Notice 98-1 and any superseding guidance, unless the Employer has elected in the Adoption Agreement to use the Current Year Testing method. Plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year and use the same ADP testing method.

(d)
For purposes of determining the ADP test, Elective Deferrals, Qualified Nonelective Contributions and Qualified Matching Contributions must be made before the end of the twelve-month period immediately following the Plan Year to which contributions relate.

(e)
The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP test and the amount of Qualified Nonelective Contributions or Qualified Matching Contributions, or both, used in such test.

(f)	The determination and treatment of the ADP amounts of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

15.08	Distribution of Excess Contributions:

(a)
Notwithstanding any other provision of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Contributions were allocated for the preceding Plan Year. Excess Contributions are allocated to the Highly Compensated Employees with the largest amounts of employer contributions taken into account in calculating the ADP test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such employer contributions and continuing in descending order until all the Excess Contributions have been allocated. For purposes of the preceding sentence, the “largest amount” is determined after distribution of any Excess Contributions. If such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the Employer maintaining the Plan with respect to such amounts.

(b)	Excess Contributions (including the amounts recharacterized) shall be treated as Annual Additions under the Plan.

(c)
Determination of Income or Loss - The Plan Administrator may use one of the methods below for computing the income or loss allocable to Excess Contributions, provided that such method is used consistently with respect to all Participants for the Plan Year.

(1)	The method for allocating income or loss to all Participants accounts shall be used; or

(2)	excess contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss allocable to Excess Contributions allocated to each Participant is the sum of:

(A)
income or loss allocable to the Participant’s Elective Deferral Account (and, if applicable, the Qualified Nonelective Contribution Account of the Qualified Matching Contribution Account or both) for the Plan Year multiplied by a fraction, the numerator of which is such Participant’s Excess Contributions for the year and the denominator is the Participant’s account balance attributable to Elective Deferrals (and Qualified Nonelective Contributions or Qualified Matching

Contributions, or both, if any such contributions are included in the ADP test) without regard to any income or loss occurring during such Plan Year; and

(B)
10 percent of the amount determined under (A) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such months; or

(3)
the income or loss allocable to Excess Contributions is the income or loss allocable to the Participant’s Elective Deferral Account (and, if applicable, the Qualified Nonelective Contribution Account or the Qualified Matching Contribution Account or both) for the Plan Year multiplied by a fraction, the numerator of which is such Participant’s Excess Contributions for the year and the denominator is the Participant’s account balance attributable to Elective Deferrals (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if any of such contributions are included in the ADP test) without regard to any income or loss occurring during such Plan Year.

(d)
Accounting for Excess Contributions - Excess Contributions allocated to a Participant shall be distributed from the Participant’s Elective Deferral Account and Qualified Matching Contribution Account (if applicable) in proportion to the Participant’s Elective Deferrals and Qualified Matching Contributions (to the extent used in the ADP test) for the Plan Year. Excess Contributions shall be distributed from the Participant’s Qualified Nonelective Contribution Account only to the extent that such Excess Contributions exceed the balance in the Participant’s Elective Deferral Account and Qualified Matching Contribution Account.

15.09
Recharacterization of Excess Contributions: A Participant may treat Excess Contributions allocated to him or her as an amount distributed to the Participant and then contributed by the Participant to the Plan. Recharacterized amounts will remain nonforfeitable and subject to the same distribution requirements as Elective Deferrals. Amounts may not be recharacterized by a Highly Compensated Employee to the extent that such amount in combination with other Employee Nondeductible Contributions made by that Employee would exceed any stated limit under the Plan for Employee Nondeductible Contributions.

Recharacterization must occur no later than two and one-half months after the last day of the Plan Year in which such Excess Contributions arose and is deemed to occur no earlier than the date the last Highly Compensated Employee is informed in writing of the amount recharacterized and the consequences thereof. Recharacterized amounts will be taxable to the Participant for the Participant’s tax year in which the Participant would have received them in cash.

15.10	Matching Contributions:

(a)	If elected by the Employer in the Adoption Agreement, the Employer will make Matching Contributions to the Plan.

(b)
Matching Contributions shall be vested in accordance with the vesting schedule selected in the Cash or Deferred section of the Adoption Agreement. In any event, Matching Contributions shall be fully vested at Normal Retirement Age, upon complete or partial termination of the profit-sharing plan, or upon complete discontinuance of Employer contributions.

(c)	Forfeitures of Matching Contributions, other than Excess Aggregate Contributions, shall be made in accordance with Section 5.07.

15.11	Qualified Matching Contributions:

(a)	If elected by the Employer in the Adoption Agreement, the Employer will make Qualified Matching Contributions to the Plan.

(b)
The Employer may redesignate a Matching Contribution as a Qualified Matching Contribution no later than the time prescribed by law for filing the Employer’s Federal income tax return for the taxable year for which the Matching Contribution was made. Matching Contributions which are redesignated as Qualified Matching Contributions will become nonforfeitable and subject to the same distribution requirements as Elective Deferrals.

15.12
Limitations on Employee Contributions and Matching Contributions: The ACP for Participants who are Highly Compensated Employees for each Plan Year and the ACP for Participants who are Nonhighly Compensated Employees for the same Plan Year must satisfy one of the following tests:

(a)
The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are Nonhighly Compensated Employees for the same Plan Year multiplied by 1.25; or

(b)
the ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are Nonhighly Compensated Employees for the same Plan Year multiplied by two (2), provided that the ACP for Participants who are Highly Compensated Employees does not exceed the ACP for Participants who are Nonhighly Compensated Employees by more than two (2) percentage points.

15.13
Prior Year Testing: The Average Contribution Percentage (“ACP”) for a Plan Year for Participants who are Highly Compensated Employees for each Plan Year and the prior year’s ACP for participants who were Nonhighly Compensated Employees for the prior Plan Year must satisfy one of the following tests:

(a)
The ACP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year’s ACP for Participants who were Nonhighly Compensated Employees for the prior Plan Year multiplied by 1.25; or

(b)
the ACP for a Plan Year for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year’s ACP for Participants who were Nonhighly Compensated Employees for the prior Plan Year multiplied by 2, provided that the ACP for Participants who are Highly Compensated Employees does not exceed the ACP for Participants who were Nonhighly Compensated Employees in the prior Plan Year by more than 2 percentage points.

For the first Plan Year this Plan permits any Participant to make Employee Contributions, provides for Matching Contributions or both, and this is not a successor plan, for purposes of the foregoing tests, the prior year’s Nonhighly Compensated Employees’ ACP shall be 3 percent unless the Employer has elected in the Adoption Agreement to use the Plan Year’s ACP for these Participants.

15.14
Current Year ACP Testing: If elected by the Employer in the Adoption Agreement, the ACP tests in Section 15.13, above, will be applied by comparing the current Plan Year’s ACP for participants who are Highly Compensated Employees for each Plan Year with the current Plan Year’s ACP for participants who are Nonhighly Compensated Employees. Once made, this election can only be undone if the plan meets the requirements for changing to Prior Year Testing set forth in Notice 98-1 (or superseding guidance).

15.15	Special Rules for Limitations on Employee and Matching Contributions:

(a)
Special Rules: A Participant is a Highly Compensated Employee for a particular Plan Year if he or she meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a Nonhighly Compensated Employee for a particular Plan Year if he or she does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

(b)
Multiple Use - If one or more Highly Compensated Employees participate in both a cash or deferred arrangement and a plan subject to the ACP test maintained by the Employer and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the ACP of those Highly Compensated Employees who also participate in a cash or deferred arrangement will be reduced so that the limit is not exceeded. The amount by which each Highly Compensated Employee’s Contribution Percentage Amounts is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP and ACP tests and are deemed to be the maximum permitted under such tests for the Plan Year. Multiple use does not occur if either the ADP or ACP, respectively, of the Highly Compensated Employees does not exceed 1.25 multiplied by the ADP and ACP of the Nonhighly Compensated Employees.

(c)
For purposes of this Section, the Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his or her account under two or more plans described in Section 401(a) of the Code, or arrangements described in Section 401(k) of the Code that are maintained by the Employer, shall be determined as if the total of such contribution Percentage Amounts was made under each Plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing certain plans shall be treated as separate if mandatorily disaggregated under regulations under ‘401(m) of the Code.

(d)
In the event that this Plan satisfies the requirements of Sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this section shall be applied by determining the Contribution Percentage of Employees as if all such Plans were a single plan. Any adjustments to the Nonhighly Compensated Employee ACP for the prior year will be made in accordance with Notice 98-1 and any superseding guidance, unless the Employer has elected in the adoption agreement to use the Current Year Testing method. Plans may be aggregated in order to satisfy Section 401(m) of the Code only if they have the same Plan Year and use the same ACP testing method.

(e)
For purposes of determining the Contribution Percentage test, Employee Contributions are considered to have been made in the Plan Year in which contributed to the trust. Matching Contributions and Qualified Nonelective Contributions will be considered made for a Plan Year if made no later than the end of the twelve-month period beginning on the day after the close of the Plan Year.

(f)
The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP test and the amount of Qualified Nonelective Contributions or Qualified Matching Contributions, or both, used in such test.

(g)	The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

15.16	Distribution of Excess Aggregate Contributions:

(a)
Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions are allocated to the Highly Compensated Employees with the largest Contribution Percentage Amounts taken into account in calculating the ACP test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Contribution Percentage Amounts and continuing in descending order until all the Excess Aggregate Contributions have been allocated. For purposes of the preceding sentence, the “largest amount” is determined after distribution of any Excess Aggregate Contributions. If such Excess Aggregate Contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the Employer maintaining the Plan with respect to those amounts. Excess Aggregate Contributions shall be treated as Annual Additions under the Plan.

(b)
Determination of Income or Loss - The Plan Administrator may use one of the methods below for computing the income or loss allocable to Excess Aggregate Contributions provided that such method is used consistently with respect to all Participants for the Plan Year.

(1)	The method for allocating income or loss to all Participants accounts pursuant to Section 8.05 of the Plan shall be used; or

(2)
Excess Aggregate Contributions shall be adjusted for any income or loss up to the date of distribution. The income or loss attributable to Excess Aggregate Contributions allocated to each Participant is the sum of:

(A)
income or loss allocable to the Participant’s Employee Contribution Account, Matching Contribution Account (if any, and if all amounts therein are not used in the ADP test) and, if applicable, Qualified Nonelective Contribution Account and Elective Deferral Account for the Plan Year multiplied by a fraction, the numerator of which is such Participant’s Excess Aggregate Contributions for the year and the denominator is the Participant’s account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Plan Year; and

(B)
ten percent of the amount determined under (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the 15th of such month; or

(3)
The income or loss attributable to Excess Aggregate Contributions is the income or loss allocable to the Participant’s Employee Contribution Account, Matching Contribution Account (if any, and if all amounts therein are not used in the ADP test) and, if applicable, Qualified Nonelective Contribution Account and Elective Deferral Account for the Plan Year multiplied by a fraction, the numerator of which is such Participant’s Excess Aggregate Contributions for the year and the denominator is the Participant’s account balance(s) attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Plan Year.

(c)
Forfeitures of Excess Aggregate Contributions - Forfeitures of Excess Aggregate Contributions may either be reallocated to the accounts of Nonhighly Compensated Employees or applied to reduce Employer Contributions, as elected by the Employer in the Adoption Agreement.

(d)
Accounting for Excess Aggregate Contributions - Excess Aggregate Contributions allocated to a Participant shall be forfeited, if forfeitable, or distributed on a pro rata basis from the Participant’s Employee Contribution Account, Matching Contribution Account, and Qualified Matching Contribution Account (and, if applicable, the Participant’s Qualified Nonelective Contribution Account or Elective Deferral Account, or both).

15.17	Qualified Nonelective Contributions: The Employer may elect to make Qualified Nonelective Contributions under the Plan on behalf of Employees as provided in the Adoption Agreement.

In addition, if the Employer has elected in the Adoption Agreement to use the Current Year Testing method, in lieu of distributing Excess Contributions as provided in Section 15.06 of the Plan, or Excess Aggregate Contributions as provided in Section 15.12 of the Plan, and to the extent elected by the Employer in the Adoption Agreement, the Employer may make Qualified Nonelective Contributions on behalf of Participants that are sufficient to satisfy either the Actual Deferral Percentage test or the Average Contribution Percentage test, or both, pursuant to regulations under the Code.

15.18
Nonforfeitability and Vesting: The Participant’s accrued benefit derived from Elective Deferrals, Qualified Nonelective Contributions, Employee Nondeductible Contributions, and Qualified Matching Contributions is nonforfeitable.

15.19
Distribution Requirements: Elective Deferrals, Qualified Nonelective Contributions, and Qualified Matching Contributions, and income allocable to each, are not distributable to a Participant or his or her Beneficiary or Beneficiaries, in accordance with such Participant’s or Beneficiary or Beneficiaries election, earlier than upon separation from service, death, or Disability. Such amounts may also be distributed upon:

(a)
Termination of the Plan without the establishment of another defined contribution plan, other than an employee stock ownership plan (as defined in ‘4975(e) (7) of the Code) or a simplified employee pension plan as defined in Section 408(k) or a SIMPLE IRA Plan (defined in Section 408(p)).

(b)
The disposition by a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets.

(c)
The disposition by a corporation to an unrelated entity of such corporation’s interest in a subsidiary (within the meaning of Section 409(d)(3) of the Code) if such corporation continues to maintain this Plan, but only with respect to Employees who continue employment with such subsidiary.

(d)	The attainment of age 59 1/2 in the case of a Profit-Sharing Plan.

(e)	The hardship of the Participant as described in Section 15.16.

All distributions that may be made pursuant to one or more of the foregoing distributable events are subject to the spousal and participant consent requirements (if applicable) contained in Sections 411(a)(11) and 417 of the Code. In addition, distributions after March 31, 1988, that are triggered by any of the first three events enumerated above under this Section 15.15(a), (b) or (c) must be made in a lump sum.

15.20	Hardship Distribution:

(a)
Distribution of Elective Deferrals (and any earnings credited to a Participant’s account as of the later of December 31, 1988, and the end of the last Plan Year ending before July 1, 1989) may be made to a Participant in the event of hardship. For the purposes of this Section, hardship is defined as an immediate and heavy financial need of the Employee where such Employee lacks other available resources. Hardship distributions are subject to the spousal consent requirements contained in Sections 411(a)(11) and 417 of the Code.

(b)	Special Rules:

(1)
The following are the only financial needs considered immediate and heavy: expenses incurred or necessary for medical care, described in ‘213(d) of the Code of the Employee, the Employee’s spouse or dependents; the purchase (excluding mortgage payments) of a principal residence for the Employee; payment of tuition and related educational fees for the next 12 months of post-secondary education for the Employee, the Employee’s spouse, children or dependents; or the need to prevent the eviction of the Employee from, or a foreclosure on the mortgage of, the Employee’s principal residence.

(2)	A distribution will be considered as necessary to satisfy an immediate and heavy financial need of the Employee only if:

(A)	The Employee has obtained all distributions, other than hardship distributions, and all nontaxable loans under all plans maintained by the Employer;

(B)
All plans maintained by the Employer provide that the Employee’s Elective Deferrals (and Employee Nondeductible Contributions) will be suspended for twelve months after the receipt of the hardship distribution;

(C)
The distribution is not in excess of the amount of an immediate and heavy financial need (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution); and

(D)
All plans maintained by the Employer provide that the Employee may not make Elective Deferrals for the Employee’s taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Section 402(g) of the Code for such taxable year less the amount of such Employee’s Elective Deferrals for the taxable year of the hardship distribution.

(c)	If a distribution is made to a Participant under this Section 15.16, then the following shall apply:

(1)
All Elective Deferrals and Employee Nondeductible Contributions made by such Participant will be suspended for 12 months after the receipt of the hardship distribution. A Participant whose deferrals and contributions have been suspended will be deemed to have elected to stop his deferrals and contributions and will be permitted to resume deferrals by entering another deferral agreement when eligible to do so.

(2)
The Participant may not make Elective Deferrals for the Employee’s taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Section 402(g) of the Code for such taxable year less the amount of such Employee’s Elective Deferrals for the taxable year of the hardship distribution.

15.21
Top-Heavy Requirements: Neither Elective Deferrals nor Matching Contributions (if used to satisfy the ACP test) may be taken into account for the purpose of satisfying the minimum top-heavy contribution requirement.

ARTICLE XVI
SAFE HARBOR CODA

16.01	Rules of Application

(a)
If the Employer has elected the Safe Harbor CODA option in the Adoption Agreement, the provisions of this Article shall apply for the Plan Year and any provisions relating to the ADP test described in Section 401(k)(3) of the Code or the ACP test described in Section 401(m)(2) of the Code do not apply.

(b)	To the extent that any other provision of the Plan is inconsistent with the provisions of this Article, the provisions of this Article govern.

16.02	Definitions

(a)	“ACP Test Safe Harbor” is the method described in Section 4 of this article for satisfying the ACP test of Section 401(m)(2) of the Code.

(b)	“ACP Test Safe Harbor Matching Contributions” are Matching Contributions described in Section 16.04 of this Article.

(c)	“ADP Test Safe Harbor” is the method described in Section 16.03 of this Article for satisfying the ADP test of Section 401(k)(3) of the Code.

(d)	“ADP Test Safe Harbor Contributions” are Matching Contributions and nonelective contributions described in Section 16.03(a)(1) of this Article.

(e)
“Compensation” is defined in Section 14.08 of the Plan, except, for purposes of this article, no dollar limit, other than the limit imposed by Section 401(a)(17) of the Code, applies to the compensation of a Nonhighly Compensated Employee. However, solely for purposes of determining the compensation subject to a participant’s deferral election, the employer may use an alternative definition to the one described in the preceding sentence, provided such alternative definition is a reasonable definition within the meaning of Section 1.414(s)-1(d)(2) of the regulations and permits each participant to elect sufficient Elective Deferrals to receive the maximum amount of Matching Contributions (determined using the definition of compensation described in the preceding sentence) available to the participant under the plan.

(f)
“Eligible Employee” means an employee eligible to make Elective Deferrals under the Plan for any part of the Plan Year or who would be eligible to make Elective Deferrals but for a suspension due to a hardship distribution described in Section 10.04(d) of the plan or to statutory limitations, such as Sections 402(g) and 415 of the Code.

(g)	“Matching Contributions” are contributions made by the employer on account of an Eligible Employee’s Elective Deferrals.

16.03	ADP Test Safe Harbor

(a)	ADP Test Safe Harbor Contributions

(1)
Unless the Employer elects in the Adoption Agreement to make Enhanced Matching Contributions or Safe Harbor Nonelective Contributions, the Employer will contribute for the Plan Year a Safe Harbor Matching Contribution to the Plan on behalf of each Eligible Employee equal to (i) 100 percent of the amount of the Employee’s Elective Deferrals that do not exceed 3 percent of the Employee’s Compensation for the Plan Year, plus (ii) 50 percent of the amount of the Employee’s Elective Deferrals that exceed 3 percent of the Employee’s Compensation but that do not exceed 5 percent of the Employee’s Compensation (“Basic Matching Contributions”).

(2)
Notwithstanding the requirement in (1) above that the Employer make the ADP Test Safe Harbor Contributions to this Plan, if the Employer so provides in the Adoption Agreement, the ADP Test Safe Harbor Contributions will be made to the defined contribution plan indicated in the Adoption Agreement. However, such contributions will be made to this Plan unless (i) each Employee eligible under this Plan is also eligible under the other plan and (ii) the other plan has the same Plan Year as this Plan.

(3)
The Participant’s accrued benefit derived from ADP Test Safe Harbor Contributions is nonforfeitable and may not be distributed earlier than separation from service, death, disability, an event described in Section 401(k)(10) of the Code, or, in the case of a profit-sharing plan, the attainment of age 59-1/2. In addition, such contributions must satisfy the ADP Test Safe Harbor without regard to permitted disparity under Section 401(l).

(b)	Notice Requirement

At least 30 days, but not more than 90 days, before the beginning of the Plan Year, the employer will provide each Eligible Employee a comprehensive notice of the Employee’s rights and obligations under the Plan, written in a manner calculated to be understood by the average Eligible Employee. If an Employee becomes eligible after the 90th day before the beginning of the Plan Year and does not receive the notice for that reason, the notice must be provided no more than 90 days before the Employee becomes eligible but not later than the date the Employee becomes eligible.

(c)	Election Periods

In addition to any other election periods provided under the Plan, each Eligible Employee may make or modify a deferral election during the 30-day period immediately following receipt of the notice described in Section 16.03(b) above.

16.04	ACP Test Safe Harbor

(a)	ACP Test Safe Harbor Matching Contributions

(1)
In addition to the ADP Test Safe Harbor Contributions described in Section 16.03(a)(1) of this Article, the Employer will make the ACP Test Safe Harbor Matching Contributions, if any, indicated in the Adoption Agreement for the Plan Year.

(2)
ACP Test Safe Harbor Matching Contributions will be vested as indicated in the Adoption Agreement, but, in any event, such contributions shall be fully vested at normal retirement age, upon the complete or partial termination of the Plan, or upon the complete discontinuance of Employer Contributions. Forfeitures of nonvested ACP Test Safe Harbor Matching Contributions will be used to reduce the Employer’s Contribution.

ARTICLE XVII
401(k) SIMPLE PROVISIONS

17.01	Rules of Application

(a)
If the Employer has elected in the Adoption Agreement to have the 401(k) SIMPLE provisions apply, then the provisions of this Article shall apply for a Year only if (1) the Employer is an Eligible Employer and (2) no contributions are made, or benefits accrued for services during the Year, on behalf of any Eligible Employee under any other plan, contract, pension, or trust described in Section 219(g)(5)(A) or (B), maintained by the Employer.

(b)	To the extent that any other provision of the Plan is inconsistent with the provisions of this Article, the provisions of this Article govern.

17.02	Definitions

(a)
“Compensation” means, for purposes of Sections 17.02(b), 17.03(a) and 17.03(b) of this Article, the sum of the wages, tips, and other compensation from the Employer subject to Federal income tax withholding (as described in Section 6051(a)(3)) and the Employee’s Salary Reduction Contributions made under this or any other Section 401(k) plan, and, if applicable, Elective Deferrals under a Section 408(p) SIMPLE IRA Plan, a SARSEP, or a Section 403(b) annuity contract and compensation deferred under a Section 457 plan, required to be reported by the Employer on Form W-2 (as described in Section 6051(a)(8)).

For self-employed individuals, compensation means net earnings from self-employment determined under Section 1402(a) prior to subtracting any contributions made under this plan on behalf of the individual. The provisions of the Plan implementing the limit on Compensation under Section 401(a)(17) apply to the Compensation under Section 17.03 of this Article.

(b)
An Eligible Employer means, with respect to any Year, an employer that had no more than 100 employees who received at least $5,000 of Compensation from the Employer for the preceding Year. In applying the preceding sentence, all employees of controlled groups of corporations under Section 414(b), all employees of trades or businesses (whether incorporated or not) under common control under Section 414(c), all employees of affiliated service groups under Section 414(m), and leased employees required to be treated as the employer’s employees under Section 414(n), are taken into account.

An Eligible Employer that elects to have the 401(k) SIMPLE Provisions apply to the plan and that fails to be an Eligible Employer for any subsequent Year, is treated as an Eligible Employer for the 2 Years following the last Year the employer was an Eligible Employer. If the failure is due to any acquisition, disposition, or similar transaction involving an Eligible Employer, the preceding sentence applies only if the provisions of Section 410(b)(6)(C)(i) are satisfied.

(c)	“Eligible Employee” means, for purposes of the 401(k) SIMPLE Provisions, any employee who is entitled to make Elective Deferrals under the terms of the plan.

(d)	“Year” means the calendar year.

17.03	Contributions

(a)	Salary Reduction Contributions

(1)
Each Eligible Employee may make a salary reduction election to have his or her Compensation reduced for the Year in any amount selected by the Employee subject to the limitation in Section 17.03(a)(2) of this Article. The Employer will make a salary reduction contribution to the plan, as an Elective Deferral, in the amount by which the Employee’s Compensation has been reduced.

(2)
The total salary reduction contribution for the Year cannot exceed $6,000 for any Employee. To the extent permitted by law, this amount will be adjusted to reflect any annual cost-of-living increases announced by the IRS.

(b)	Other Contributions

(1)
Matching Contributions - Each Year, the employer will contribute a Matching Contribution to the plan on behalf of each employee who makes a salary reduction election under Section 17.03(a). The amount of the Matching Contribution will be equal to the employee’s salary reduction contribution up to a limit of 3 percent of the employee’s Compensation for the full Year.

(2)
Nonelective Contribution - For any Year, instead of a Matching Contribution, the employer may elect to contribute a nonelective contribution of 2 percent of Compensation for the full Year for each Eligible Employee who received at least $5,000 of Compensation (or such lesser amount as elected by the employer in the adoption agreement) for the Year.

(c)
Limitation on Other Contributions: No employer or employee contributions may be made to this plan for the Year other than salary reduction contributions described in Section 17.03(a), Matching or nonelective contributions described in Section 17.03(b) and rollover contributions described in Regulations Section 1.402(c)-2, Q&A-1(a).

(d)	The provisions of the plan implementing the limitations of Section 415 apply to contributions made pursuant to Sections 17.03(a) and 17.03(b).

17.04	Election and Notice Requirements

(a)	Election Period

(1)	In addition to any other election periods provided under the plan, each Eligible Employee may make or modify a salary reduction election during the 60-day period immediately preceding each January 1.

(2)
For the Year an employee becomes eligible to make salary reduction contributions under the 401(k) SIMPLE Provisions, the 60-day election period requirement of Section 17.04(a) is deemed satisfied if the employee may make or modify a salary reduction election during a 60-day period that includes either the date the employee becomes eligible or the day before.

(3)	Each Employee may terminate a salary reduction election at any time during the Year.

(b)	Notice Requirements

(1)
The employer will notify each Eligible Employee prior to the 60-day election period described in Section 17.04 that he or she can make a salary reduction election or modify a prior election during that period.

(2)
The notification described in Section 17.04(a) will indicate whether the employer will provide a 3-percent Matching Contribution described in Section 17.03(b)(6) or a 2-percent nonelective contribution described in Section 17.03(b)(2).

17.05
Vesting Requirements: All benefits attributable to contributions described in Section 17.03(a) and 17.03(b) are nonforfeitable at all times, and all previous contributions made under the plan are nonforfeitable as of the beginning of the Year the 401(k) SIMPLE Provisions apply.

17.06	Top-Heavy Rules: The plan is not treated as a top-heavy plan under Section 416 for any Year for which this article applies.

17.07	Nondiscrimination Tests: The ADP and ACP tests described in Sections 14.71 and 14.73 of the Plan are treated as satisfied for any Year for which this Article applies.

ARTICLE XVIII
LOANS TO PARTICIPANTS

18.01	General Rules: If the Employer has specified in the Adoption Agreement that Participant loans are available, the following provisions shall apply:

(a)	Loans shall be made available to all Participants and beneficiaries on a reasonably equivalent basis.

(b)	Loans shall not be made available to Highly Compensated Employees (as defined in Section 14.20 of the Plan) in an amount greater than the amount made available to other Employees.

(c)
Loans must be adequately secured. Although it is the intention that loans to Participants shall be repaid, the collateral for each loan shall be the assignment of the Participant’s entire right, title, and interest in and to his account balance, evidenced by his promissory note for the amount of the loan (including interest), payable to the order of the Trustee, and such other security as the Plan Administrator shall require.

(d)
Each loan must bear interest at a reasonable rate determined by taking into account interest rates being charged at the time of the loan. There shall be no discrimination among Participants in the matter of interest rates, but loans granted at different times may bear different interest rates and terms if the differences are justified by changes in the general economic condition.

(e)	No Participant loan shall exceed the present value of the Participant’s vested accrued benefit.

(f)
Unless this is a Plan described in Section 9.05, a Participant must obtain the consent of his or her spouse, if any, to use the account balance as security for the loan. Spousal consent shall be obtained no earlier than the beginning of the 90-day period that ends on the date on which the loan is to be so secured. The consent must be in writing, must acknowledge the effect of the loan, and must be witnessed by a plan representative or notary public. Such consent shall thereafter be binding with respect to the consenting spouse or any subsequent spouse with respect to that loan. A new consent shall be required if the account balance is used for renegotiation, extension, renewal, or other revision of the loan.

(g)	In the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs in the Plan.

(h)
No loans will be made to any Shareholder-Employee or Owner Employees. For purposes of this requirement, a Shareholder-Employee means an employee or officer of an electing small business (Subchapter S) corporation who owns (or is considered as owning within the meaning of

Section 318(a)(1) of the Code), on any day during the taxable year of such corporation, more than 5% of the outstanding stock of the corporation.

(i)	Loan repayments will be suspended under this plan as permitted under Section 414(u)(4) of the Internal Revenue Code.

18.02
Spousal Consent: If a valid spousal consent has been obtained in accordance with Section 18.01(f) above, then, notwithstanding any other provision of this Plan, the portion of the Participant’s vested account balance used as a security interest held by the Plan by reason of a loan outstanding to the Participant shall be taken into account for purposes of determining the amount of the account balance payable at the time of death or distribution, but only if the reduction is used as repayment of the loan. If less than 100% of the Participant’s vested account balance (determined without regard to the preceding sentence) is payable to the surviving spouse, then the account balance shall be adjusted by first reducing the vested account balance by the amount of the security used as repayment of the loan, and then determining the benefit payable to the surviving spouse.

18.03
Participant Loan Limits: No loan to any Participant or Beneficiary can be made to the extent that such loan when added to the outstanding balance of all other loans to the Participant or Beneficiary would exceed the lesser of (a) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans during the one year period ending on the day before the loan is made, over the outstanding balance of loans from the Plan on the date the loan is made, or (b) one-half the present value of the nonforfeitable accrued benefit of the Participant. For the purpose of the above limitation, all loans from all plans of the Employer and other members of a group of employers described in Sections 414(b), 414(c), and 414(m) and (o) of the Code are aggregated. Furthermore, any loan shall by its terms require that repayment (principal and interest) be amortized in level payments, not less frequently than quarterly, over a period not extending beyond five years from the date of the loan, unless such loan is used to acquire a dwelling unit which within a reasonable time (determined at the time the loan is made) will be used as the principal residence of the Participant. An assignment or pledge of any portion of the Participant’s interest in the Plan and a loan, pledge, or assignment with respect to any insurance contract purchased under the Plan, will be treated as a loan under this paragraph.

18.04
Failure to Make Loan Payment: If a Participant fails to make a loan payment when due, such Participant will have 90 days (or such other reasonable period established by the Trustee, disclosed to Participants, and applied on a uniform basis) after such loan payment due date to cure such default. If the Participant fails to make the loan payment by the end of the cure period, one or more of the following options will be applied on a uniform basis for all Participants under the Plan’s written loan policy:

(a)	If permitted under the maximum Participant loan limits, a new loan will be created in the amount of the amount in default; or

(b)	The amount in default will be reported as a deemed distribution for the tax year in which the cure period expired.

ARTICLE XIX
INSURANCE PROVISIONS

If the Employer has specified in the Adoption Agreement that the Trustee may purchase life insurance contracts, the following provisions shall apply:

19.01	Incidental Insurance Provisions:

(a)
Ordinary Life - For purposes of these incidental insurance provisions, ordinary life insurance contracts are contracts with both nondecreasing death benefits and nonincreasing premiums. If such contracts are purchased, less than 1/2 of the aggregate Employer Contributions allocated to any Participant will be used to pay the premiums attributable to them.

(b)
Term and Universal Life - No more than 1/4 of the aggregate Employer Contributions allocated to any Participant will be used to pay the premiums on term life insurance contracts, universal life insurance contracts, and all other life insurance contracts which are not ordinary life.

(c)	Combination - The sum of 1/2 of the ordinary life insurance premiums and all other life insurance premiums will not exceed 1/4 of the aggregate Employer Contributions allocated to any Participant.

19.02
Distribution of Insurance Contracts: Subject to Article X, Joint and Survivor Annuity requirements, the contracts on a Participant’s life will be converted to cash or an annuity or distributed to the Participant upon commencement of benefits.

19.03
Ownership and Beneficiary of Insurance Contracts: The Trustee shall apply for and will be the owner of any insurance contract purchased under the terms of this Plan. The insurance contract(s) must provide that proceeds will be payable to the Trustee, however the Trustee shall be required to pay over all proceeds of the contract(s) to the Participant’s Designated Beneficiary in accordance with the distribution provisions of this Plan. A Participant’s spouse will be the Designated Beneficiary of the proceeds in all circumstances unless a qualified election has been made in accordance with Section 14.53 of the Joint and Survivor Annuity requirements, if applicable. Under no circumstances shall the trust retain any part of the proceeds. The terms of any annuity contract purchased and distributed by the Plan to a Participant or spouse shall comply with the requirements of this Plan.

19.04
Treatment of Insurance Dividends: Any dividends or credits earned on insurance contracts will be allocated to the Participant’s account derived from Employer Contributions for whose benefit the contract is held.

19.05	Transferability of Annuities: Any annuity contract distributed herefrom must be nontransferable.

19.06	Conflicts With Insurance Contracts: In the event of any conflict between the terms of this Plan and the terms of any insurance contract purchased hereunder, the Plan provisions shall control.

ADDENDUM FOR
EGTRRA PLAN AMENDMENTS

SECTION 1
PREAMBLE - AMENDMENT OF THE PLAN FOR EGTRRA

1.01
Adoption and Effective Date of Amendment: This Amendment of the Plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”). This Amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, this Amendment shall be effective as of the first day of the first Plan Year beginning after December 31, 2001.

1.02	Supersession of Inconsistent Provisions: This Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment.

SECTION 2
LIMITATIONS ON CONTRIBUTIONS

2.01	Effective Date: This Section shall be effective for Limitation Years beginning after December 31, 2001.

2.02
Maximum Annual Addition: Except to the extent permitted under Section 9 of this Amendment and Section 414(v) of the Code, if applicable, the Annual Addition that may be contributed or allocated to a Participant’s Account under the Plan for any Limitation Year shall not exceed the lesser of:

(a)	$40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code, or

(b)	100 percent of the Participant’s Compensation, within the meaning of Section 415(c)(3) of the Code, for the Limitation Year.

The Compensation limit referred to in Section 2.02(b) above shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition.

SECTION 3
INCREASE IN COMPENSATION LIMIT

3.01
Annual Compensation Increase: The annual Compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the Determination Period). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the Determination Period that begins with or within such calendar year.

SECTION 4
MODIFICATION OF TOP-HEAVY RULES

4.01
Effective Date: This section shall apply for purposes of determining whether the Plan is a Top-Heavy Plan under Section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years. This Section amends Article VIII of the Plan.

4.02	Determination of Top-Heavy Status:

(a)
Key Employee: Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the Employer having annual Compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual Compensation of more than $150,000. For this purpose, annual Compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(b)
Determination of Present Values and Amounts: This Section 4.02(b) shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Employees as of the Determination Date.

(1)
Distributions During Year Ending on the Determination Date: The present values of accrued benefits and the amounts of account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under

Section 416(g)(2) of the Code during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

(2)
Employees Not Performing Services During Year Ending on the Determination Date: The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the Determination Date shall not be taken into account.

4.03	Minimum Benefits:

(a)
Matching Contributions: Employer Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the plan Provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Matching Contributions for purposes of the Actual Contribution Percentage Test and other requirements of Section 401(m) of the Code.

(b)
Contributions Under Other Plans: The Employer may provide in the Adoption Agreement Addendum that the minimum benefit requirement shall be met in another plan (including another plan that consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and Matching Contributions with respect to which the requirements of Section 401(m)(11) of the Code are met).

SECTION 5
DIRECT ROLLOVERS OF PLAN DISTRIBUTIONS

5.01	Effective Date: This section shall apply to distributions made after December 31, 2001.

5.02
Modification of Definition of Eligible Retirement Plan: For purposes of the Direct Rollover provisions in Sections 10.12 and 10.13 of the Plan, an Eligible Retirement Plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order, as defined in Section 414(p) of the Code.

5.03
Modification of Definition of Eligible Rollover Distribution to Exclude Hardship Distributions: For purposes of the direct rollover provisions in Section 10.13 of the Plan, any amount that is distributed on account of hardship shall not be an Eligible Rollover Distribution and the distributee may not elect to have any portion of such a distribution paid directly to an Eligible Retirement Plan.

5.04
Modification of Definition of Eligible Rollover Distribution to Include After-Tax Employee Contributions: For purposes of the Direct Rollover provisions in Section 10.13 of the Plan, a portion of a distribution shall not fail to be an Eligible Rollover distribution merely because the portion consists of After-Tax Employee Contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

SECTION 6
ROLLOVERS FROM OTHER PLANS

6.01
Rollovers From Other Plans: If provided by the Employer in the Adoption Agreement Addendum, the Plan will accept Participant Rollover Contributions and/or Direct Rollovers of distributions made after December 31, 2001, from the types of plans specified in the Adoption Agreement Addendum, beginning on the effective date specified in such Addendum.

SECTION 7
ROLLOVERS DISREGARDED IN INVOLUNTARY CASH-OUTS

7.01	Applicability and Effective Date: This section shall apply if elected by the Employer in the Adoption Agreement Addendum and shall be effective as specified in such Addendum.

7.02
Rollovers Disregarded in Determining Value of Account Balance for Involuntary Distributions: If elected by the Employer in the Adoption Agreement Addendum, for purposes of Section 10.03 of the Plan, the value of a Participant’s nonforfeitable account balance shall be determined without regard to that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code. If the value of the

Participant’s nonforfeitable account balance as so determined is $5,000 or less, the Plan shall immediately distribute the Participant’s entire nonforfeitable account balance. If elected, this rule shall apply regardless of whether or not the Plan is subject to Sections 401a(ii) or 417.

SECTION 8
DISTRIBUTION UPON SEVERANCE FROM EMPLOYMENT

8.01
Effective Date: If elected by the Employer in the Adoption Agreement Addendum, this section shall apply for distributions and severances from employment occurring after the dates specified in such Addendum.

8.02
New Distributable Event: A Participant’s Elective Deferrals, Qualified Nonelective Contributions, Qualified Matching Contributions, and earnings attributable to these contributions shall be distributed on account of the Participant’s severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

SECTION 9
CATCH-UP CONTRIBUTIONS

9.01
Allowance of Catch-Up Contributions: If elected by the Employer in the Adoption Agreement Addendum, all Employees who are eligible to make Elective Deferrals under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make Catch-Up Contributions in accordance with, and subject to the limitations of, Section 414 (v) of the Code. Such Catch-Up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such Catch-Up Contributions.

9.02
Employer Matching Contributions for Catch-up Contributions: If elected by the Employer in the Adoption Agreement Addendum, all Employees who are eligible to make catch-up contributions pursuant to Section 9.01 above shall receive an Employer Matching Contribution, based on the Plan’s Matching formula.

SECTION 10
PLAN LOANS FOR OWNER-EMPLOYEES AND SHAREHOLDER EMPLOYEES

10.01	Participant Loan Amendments: Effective for Plan loans made after December 31, 2001, Plan provisions prohibiting loans to any Owner-Employee or Shareholder-Employee shall cease to apply.

SECTION 11
VESTING OF EMPLOYER MATCHING CONTRIBUTIONS

11.01
Applicability: This section shall apply to Participants with accrued benefits derived from Employer Matching Contributions who complete an Hour of Service under the Plan in a Plan Year beginning after December 31, 2001. If elected by the Employer in the Adoption Agreement Addendum, this section shall also apply to all other participants with accrued benefits derived from Employer Matching Contributions.

11.02
Vesting Schedule: A Participant’s accrued benefit derived from Employer Matching Contributions shall vest as provided by the Employer in the Adoption Agreement Addendum. If the vesting schedule for Employer Matching Contributions in Option 3 of the Adoption Agreement Addendum is elected, the election in Section 12.03 of the Plan shall apply.

SECTION 12
REPEAL OF MULTIPLE USE TEST

12.01	Repeal of Multiple Use Test: The multiple use test described in Treasury Regulation Section 1.401(m)-2 and Section 15.15 of the Plan shall not apply for Plan Years beginning after December 31, 2001.

SECTION 13
ELECTIVE DEFERRALS - CONTRIBUTION LIMITATION

13.01
Limitation on Elective Deferrals: No Participant shall be permitted to have elective deferrals made under this Plan, or any other qualified plan maintained by the Employer during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Section 9 of this Amendment and Section 414(v) of the Code, if applicable.

SECTION 14
SUSPENSION PERIOD FOLLOWING HARDSHIP DISTRIBUTION

14.01
Suspension Period for Hardship Distributions: A Participant who receives a distribution of Elective Deferrals after December 31, 2001, on account of hardship shall be prohibited from making Elective Deferrals and Employee Contributions under this and all other plans of the Employer for 6 months after receipt of the distribution. A Participant who receives a distribution of Elective Deferrals in calendar year 2001 on account of hardship shall be prohibited from making Elective Deferrals and Employee Contributions under this and all other plans of the Employer for the period specified by the Employer in the Adoption Agreement Addendum.

SECTION 15
MODIFICATION OF TOP-HEAVY RULES

15.01
Exception to Top-Heavy Rules: The Top-Heavy requirements of Section 416 of the Code and Article VIII of the Plan shall not apply in any year beginning after December 31, 2001, in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and Matching Contributions with respect to which the requirements of Section 401(m)(11) of the Code are met.

SECTION 16
MAXIMUM SALARY REDUCTION CONTRIBUTIONS

16.01
Maximum Salary Reduction Contributions under SIMPLE 401(k) Plans: Except to the extent permitted under Section 9 of this Amendment and Section 414(v) of the Code, if applicable, the maximum salary reduction contribution that can be made to this Plan is the amount determined under Section 408(p)(2)(A)(ii) of the Code for the calendar year.